Prospectus Supplement (Sales Report) No. 20 dated March 3, 2009 to Prospectus dated October 13, 2008	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Prospectus Supplement supplements the prospectus dated October 13, 2008 and provides information about particular series of Member Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Prospectus Supplement together with the prospectus dated October 13, 2008 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                We have sold the following Notes:

Member Payment Dependent Notes Series 66431

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
66431	$2,525	$2,525	12.21%	1.00%	February 25, 2009	March 11, 2012	March 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 66431. Member loan 66431 was requested on February 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,250 / month
Current employer:	Video Monitoring Services	Debt-to-income ratio:	10.00%
Length of employment:	3 years 5 months	Location:	Louisville, KY

Home town:	Louisville
Current & past employers:	Video Monitoring Services
Education:	University of Louisville

This borrower member posted the following loan description, which has not been verified:

I would like one low monthly interest payment to get rid of debts occurred during years after college. I now have student loans and car paid off and want to focus on this.

A credit bureau reported the following information about this borrower member on February 25, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,630.00	Public Records On File:	0
Revolving Line Utilization:	23.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 367700

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
367700	$6,700	$6,700	16.00%	1.00%	February 25, 2009	March 5, 2012	March 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 367700. Member loan 367700 was requested on February 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,700 / month
Current employer:	Stout Walling Atwood, LLC	Debt-to-income ratio:	21.53%
Length of employment:	2 years 3 months	Location:	Atlanta, GA

Home town:	Montgomery
Current & past employers:	Stout Walling Atwood, LLC, Balch Bingham, LP
Education:	Auburn University Montgomery

This borrower member posted the following loan description, which has not been verified:

I would like to consolidate two loans and a credit card

A credit bureau reported the following information about this borrower member on December 10, 2008:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1992	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	53
Revolving Credit Balance:	$9,007.00	Public Records On File:	0
Revolving Line Utilization:	33.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	9

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What were your two previous loans from?	One loan is a signature loan for $1800 to get a lower interest rate. The other is a balance that I owe a dentist for crowns since my insurance did not cover it and that balance is $2006.00. There is a $1900 balance for a credit card and some other miscellaneous doctor bills. I would like to make just one payment.
Could you please explain what the 9 inquiries were for in the last 6 months? Also, the delinquency from 53 months ago? Thank you	I just recently purchased a home and after the home purchase I wanted to consolidate my debt so that I did not have some many payments. The delinquency I cannot exactly remember but I've been late one or two payments in my lifetime.

Member Payment Dependent Notes Series 373485

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
373485	$2,000	$2,000	7.68%	1.00%	February 22, 2009	March 11, 2012	March 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 373485. Member loan 373485 was requested on February 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	Arkema	Debt-to-income ratio:	13.60%
Length of employment:	9 years 7 months	Location:	Piffard, NY

Home town:	Groveland
Current & past employers:	Arkema
Education:	Bryant and Stratton College-Henrietta

This borrower member posted the following loan description, which has not been verified:

I am looking to borrow $2,000.00 For attorney fees that i can get with low interest rate and low monthly payments

A credit bureau reported the following information about this borrower member on January 13, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,316.00	Public Records On File:	0
Revolving Line Utilization:	11.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You claim you make $4000 a month. How come you can't get $2000 from savings?	I make $4000/month gross, i really need about $5000, but i am using what i have in savings for most of it, plus i have rent, a car payment, utilities and just a couple of other bills that takes up most of my net. thanks for asking.
What is the total of your monthly expenses? Also, what line of business is Arkema in?	my monthly expenses are around $1500 with rent, utilities, car payment, etc... i also have approx. $550 taken out of my paycheck each moth to pay back my (401K), that's not included in my monthly expenses. Arkema is in the organic Peroxide business we produce specialty chemicals/plasticizers.
What are the attorney fees for?	I am trying to build a house on some land that i own, there used to be a road way leading to my property, i am asking the town to rebuild the road so that i can access my property, they do not want to so i am practically land lock with no way of getting there. so my next step is to take them to court, to see what a judge says.
Hi, would you mind contacting lending club and providing them with what they need to verify your income? If so, I'll fund a significant portion of your loan. Thanks! ~A	Sure, I can do that. I'll get a hold of them.

Member Payment Dependent Notes Series 373494

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
373494	$7,200	$7,200	14.11%	1.00%	February 24, 2009	February 27, 2012	February 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 373494. Member loan 373494 was requested on February 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	Daniel Webster College	Debt-to-income ratio:	6.99%
Length of employment:	6 years	Location:	NASHUA, NH

Home town:	West Greenwich
Current & past employers:	Daniel Webster College, Two Guys Auto LLC.
Education:	Daniel Webster College

This borrower member posted the following loan description, which has not been verified:

I'd like a loan to consolidate credit card debt.

A credit bureau reported the following information about this borrower member on February 13, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,606.00	Public Records On File:	0
Revolving Line Utilization:	62.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please tell us: 1. What is your position at the college? 2. What are your monthly expenses? 3. What are the specifics on the credit card debt you will be paying off? Thanks	My position at the college is a Flight Instructor (I teach people how to fly) as well as Assistant Flight Scheduler. My monthly expenses excluding my credit card payments that would be consolidated by this loan are approximately $700 (that figure includes rent and utilities). I have three credit cards that I will be paying off with this loan, I have always made atleast the minimum payment on them but I am looking to consolidate the debt into one easier payment a month.

Member Payment Dependent Notes Series 376902

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
376902	$15,000	$15,000	14.42%	1.00%	February 24, 2009	February 26, 2012	February 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 376902. Member loan 376902 was requested on February 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,792 / month
Current employer:	KPMG LLP	Debt-to-income ratio:	21.54%
Length of employment:	2 years	Location:	GERMANTOWN, MD

Home town:
Current & past employers:	KPMG LLP, Broome County Transit
Education:	Binghamton University

This borrower member posted the following loan description, which has not been verified:

This loan is for our wedding. We are requesting $15,000 to cover the majority of the wedding expenses. We are more than able to pay monthly expenses, we just don't have $15,000 in savings because we are just starting out. We just moved to MD a little over a year ago. We are getting married in upstate NY, where we are both from and where our families still live. We have planned a beautiful wedding and can't wait until the day arrives. We just need a little cash to help us get there!! =)

A credit bureau reported the following information about this borrower member on February 12, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2002	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	42
Revolving Credit Balance:	$4,649.00	Public Records On File:	0
Revolving Line Utilization:	43.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 377376

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
377376	$5,000	$5,000	16.95%	1.00%	February 24, 2009	February 25, 2012	February 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 377376. Member loan 377376 was requested on February 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,167 / month
Current employer:	perlmart shoprite	Debt-to-income ratio:	14.95%
Length of employment:	5 years 4 months	Location:	parlin, NJ

Home town:	Elizabeth
Current & past employers:	perlmart shoprite, stop & shop supermarkets
Education:

This borrower member posted the following loan description, which has not been verified:

payoff assisted living expense of mother

A credit bureau reported the following information about this borrower member on February 11, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1989	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	4
Total Credit Lines:	22	Months Since Last Delinquency:	15
Revolving Credit Balance:	$49,238.00	Public Records On File:	0
Revolving Line Utilization:	n/a	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you provide details regarding the 4 delinquencies on your credit history? Also, what is your position with perlmart shoprite?	I was saddled with $41,000 dollars in debt for my mothers assisted living care over last 4 years causing me to be late with some of my own, this loan is balance of that debt. I am a store director with shoprite.

Member Payment Dependent Notes Series 378205

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
378205	$5,500	$5,500	8.00%	1.00%	February 24, 2009	March 2, 2012	March 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 378205. Member loan 378205 was requested on February 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	International Education	Debt-to-income ratio:	0.80%
Length of employment:	2 years 6 months	Location:	INDEPENDENCE, MO

Home town:	Independence
Current & past employers:	International Education, Rippowam Cisqua School
Education:	Ouachita Baptist University, Framingham State College

This borrower member posted the following loan description, which has not been verified:

I am a teaching working at an international school overseas. I want to pay cash up front for a new car, which will probably be around $5-6,000. I figured I can get a better interest rate in the US than in another country and since I get paid into my US bank account, I figured it would be easier to make payments from that account there.

A credit bureau reported the following information about this borrower member on February 10, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1998	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$527.00	Public Records On File:	0
Revolving Line Utilization:	1.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
hello-- where is it that you teach? thanks	I teach 7th grade math at an international school.
are you paid in american or foreign money?	I am paid in American money, which is why it would be easier to make payments from my American bank account.
Which oversea country are you located?	I am in Guatemala.

Member Payment Dependent Notes Series 378475

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
378475	$6,150	$6,150	12.21%	1.00%	February 25, 2009	March 4, 2012	March 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 378475. Member loan 378475 was requested on February 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,450 / month
Current employer:	UPMC	Debt-to-income ratio:	22.20%
Length of employment:	7 months	Location:	monroeville, PA

Home town:	Hershey
Current & past employers:	UPMC, University of Georgia - Institute of Behavioral Research
Education:	University of Pittsburgh-Main Campus, University of Georgia

This borrower member posted the following loan description, which has not been verified:

My loan is to pay off a credit card that is currently at a rate of 25%. I just graduated with my masters degree and I am looking to get my debt under control. My current credit card company has jacked my rate up so high that my minimum payment is equal to my monthly rate for this loan. I have never been late with any payments and it would be a relief to pay off this debt in 3 years.

A credit bureau reported the following information about this borrower member on February 10, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2002	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,509.00	Public Records On File:	0
Revolving Line Utilization:	53.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is UPMC? And what do you do fot them? And now that you have your masters, do you intend on staying with them?	UPMC is the University of Pittsburgh Medical Center, which is one of the leading nonprofit health systems in the United States. I work as a data analyst to which I manage the inventory and budgets for two of the systems pharmacies. I do not intend on staying with UPMC in the long run because my masters is in Public Administration, and I am constantly looking for analyst work with the state of Pennsylvania or the city of Pittsburgh. My current position doesn't offer many opportunities to move up in the ranks without a R.PH, which is not the case if and when I find a job with the city or state govt.
can you fax a proof if your income/employment to lending club?	I certainly can, and will get that done tomorrow. Thanks!
Why did you get into debt? and how will you keep off it once you pay off your credit cards?	My debt occurred from 6 years of college with very little income. I do have full time work now and a masters degree, and I have not needed to use my credit cards in a while. I simply have such high rates that I can't pay them off in any reasonable time, and It is eating up a lot of my disposable income. Once I get that debt under control, and continue to advance in my career, I shouldn't have a need to use credit cards again.

Member Payment Dependent Notes Series 378533

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
378533	$15,000	$15,000	16.63%	1.00%	February 24, 2009	February 24, 2012	February 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 378533. Member loan 378533 was requested on February 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,996 / month
Current employer:	Gail. H. Goheen, P.C.	Debt-to-income ratio:	11.15%
Length of employment:	8 years 8 months	Location:	Hamilton, MT

Home town:	Pasco, WA
Current & past employers:	Gail. H. Goheen, P.C., Rosen, Wachtell & Gilbert
Education:	Rio Hondo College

This borrower member posted the following loan description, which has not been verified:

Need loan to consolidate medical bills; credit card bills; and help pay for my daughter's wedding

A credit bureau reported the following information about this borrower member on February 10, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1997	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	73
Revolving Credit Balance:	$13,672.00	Public Records On File:	0
Revolving Line Utilization:	93.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you give balances and int rates of your debt? Can you send you docs to lending club to verify your income?	yes. I wil get this to you on Monday.

Member Payment Dependent Notes Series 378665

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
378665	$7,500	$7,500	12.21%	1.00%	February 24, 2009	March 1, 2012	March 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 378665. Member loan 378665 was requested on February 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,833 / month
Current employer:	Rooms To Go	Debt-to-income ratio:	1.41%
Length of employment:	12 years	Location:	Dalton, GA

Home town:	Auburn, NY
Current & past employers:	Rooms To Go, Lightpost Publishing-Thomas Kinkade, Kirby Vacuum Distributor
Education:	Hillsborough Community College

This borrower member posted the following loan description, which has not been verified:

I have found the perfect "Franchisee Opportunity" for me. I have taken $32K of my own money to invest in this business and I need just $7,500 more to make my dream come true. I was self-employed for 17 years it was the happiest times of my life. Getting out working tirelessly for MY goals. Then life came along and it was necessary for me to work in the corporate world for the last 10 years for their goals. I now want to go back to working hard and being happy. Help me make my dream come true.

A credit bureau reported the following information about this borrower member on February 11, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1994	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,444.00	Public Records On File:	0
Revolving Line Utilization:	23.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the franchise? What is the projected profit for the first year? Do you have enough to cover expense until income is generated?	The name of the Franchise is ?Compound Profit?. I am forecasting at least $50K for the first 12 months with the possibility of doubling that amount. The beauty of this business is that I will be working from my home and I can begin on a part time basis. I have been preparing for the last couple of years to get back into my own business so I have reduced my personal expenses to less than the bear minimums, as you can see from my debt ratio. I will be continuing to work a full schedule until this income begins to exceed my current income, that way I know I will have more than enough money to meet all my obligations.
What is the franchise? Do you have specific experience that would help you succeed?	The name of the franchissee is ?Compound Profit? This company offers financial tools to assist small and medium size businesses. I have 30 years of sales experience ranging from 17 years in direct in-home sales and management, 3 years business to business sales and 10 years retail sales and management. As a Kirby Distributor I built a team of ?Independent Contractors? sales people to perform sales and secure an income. I will impliment this same tecqunique and offer financial tools to businesses and I will secure a profit from each tranaction. I have successfully owned and operated a sales company for over 17 years, I just now have found a product that will reward me for putting in the work necessary to duplicate this again. It is not easy but it is rewarding. Thank you for your question.
What kind of franchise are you buying? How would you pay the loan back if it didn't work out?	Please see the first two answers. Great question, thank you.
1. What do you do currently for Rooms to Go? 2. Will you/Have you sent verification of current income to LendingClub so they can verify to us that you have that current level of income? Thank you	I am a ?Store Manager? for Rooms To Go and I have sent in my income verification. Thanks for the question.

Member Payment Dependent Notes Series 378682

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
378682	$15,000	$15,000	16.63%	1.00%	February 24, 2009	February 25, 2012	February 25, 2013	$1,625

                This series of Notes was issued upon closing and funding of member loan 378682. Member loan 378682 was requested on February 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,800 / month
Current employer:	DELTA GLOBAL	Debt-to-income ratio:	4.45%
Length of employment:	3 years	Location:	Miami, FL

Home town:	New York
Current & past employers:	DELTA GLOBAL
Education:

This borrower member posted the following loan description, which has not been verified:

I am going for a special certification , and I need the money to pay for my studies, I curretly work For Delta in Fortlauderdale International Airport, I have a decent income income, very low debts and I see no problem paying for this loan, I will also be making more money after my certifications

A credit bureau reported the following information about this borrower member on February 11, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1988	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,625.00	Public Records On File:	0
Revolving Line Utilization:	54.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

Member Payment Dependent Notes Series 378722

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
378722	$7,500	$7,500	15.05%	1.00%	February 22, 2009	February 27, 2012	February 27, 2013	$250

                This series of Notes was issued upon closing and funding of member loan 378722. Member loan 378722 was requested on February 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,867 / month
Current employer:	Philip R. Farthing P.C.	Debt-to-income ratio:	17.51%
Length of employment:	2 years 10 months	Location:	NORFOLK, VA

Home town:	Nellysford
Current & past employers:	Philip R. Farthing P.C., Kelly A. Thompson, PLC, Nelson County Public Schools
Education:	College of William and Mary

This borrower member posted the following loan description, which has not been verified:

I'm trying to consolidate my high interest credit cards into one lower-interest monthly payment. I've finally got some things straight in my life, so now I'm trying to get my finances straight too.

A credit bureau reported the following information about this borrower member on February 11, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,708.00	Public Records On File:	0
Revolving Line Utilization:	95.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
According to the data we have, you are asking only approximately 1/2 of your current revolving balance. Can you please describe your strategy on how you plan to make progress when 1/2 your balances remain, theoretically, at very high interest rates? How can you assure us that you will not charge up to your limits again?	All my cards have been cut up. Half of the balance is on one single card, which has also been cut up. I believe I will be making progress because, in paying off this loan, I will be contributing to more principal than I currently am on the cards. The loan also gives me a fixed timeline... a goal to work towards. I hope this helps.

Member Payment Dependent Notes Series 378776

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
378776	$11,050	$11,050	14.74%	1.00%	February 24, 2009	February 25, 2012	February 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 378776. Member loan 378776 was requested on February 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,250 / month
Current employer:	BMW of Mountain View	Debt-to-income ratio:	15.47%
Length of employment:	8 months	Location:	Fremont, CA

Home town:
Current & past employers:	BMW of Mountain View, HSBC
Education:	New York University (NYU)

This borrower member posted the following loan description, which has not been verified:

I need this loan to payoff my Wamu credit card and a balance on my American Express. Wamu increased my rate almost 100 percent, they said they sent me the notice back Oct,2008 to me about the options I have which I either never got it or didn't see it. Then they raised the rate this month, I tried to call their customer service and it always went to one oversea call center. Even though I have other checking account with them, it seems like they're not functioning right now. I have good payment history with them. I want to stay away with this credit company.

A credit bureau reported the following information about this borrower member on February 11, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1994	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$27,780.00	Public Records On File:	0
Revolving Line Utilization:	74.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What rates are you being charged by Wamu and Amex??	23.99% on Wamu. Amex is 15.99%
How stable is your job? I would think that working for a car dealer in this economy does not look promising/	Thanks for your concern. I'm doing fine.

Member Payment Dependent Notes Series 378804

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
378804	$13,000	$13,000	16.32%	1.00%	February 24, 2009	February 25, 2012	February 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 378804. Member loan 378804 was requested on February 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,208 / month
Current employer:	Inforonics, LLC	Debt-to-income ratio:	17.23%
Length of employment:	2 years 8 months	Location:	Nashua, NH

Home town:	Winchester, MA
Current & past employers:	Inforonics, LLC
Education:

This borrower member posted the following loan description, which has not been verified:

When I was 18 I opened a lot of credit cards and bought everything I ever wanted. Of course, now that I'm 22, I've realized this was a terrible, terrible idea. Over the years I've lived paycheck to paycheck, just paying off my credit cards. I am fortunate that I never lost my job, and never paid a bill late. In the past year, I've been promoted to Systems Administrator at my company, earning a much better living that I previously had. I've been able to pay all of my bills early every month and, generally, make over $500 of over-payments. This has been great, but I'm hoping to improve on it by consolidating all of my bills into a loan with an overall lower interest rate. Here is an overview of my income and living expenses: Salary Income: $2,750.00/mo (net) Monthly Bills: Rent: $395 (The remaining $500 is paid by my roommate and girlfriend of over 5 years.) Electric: $60 - $120 Internet Access: $49 Auto Insurance: $166 Cell Phone (Family Plan): $175 *Personal Loan: $271 (This was used to consolidate even higher interest debt!) Auto Loan: $239 *Amazon Visa: $16 *Chase Visa: $18 *Best Buy Card: $50 Bank Visa: $10 *WaMu Visa: $99 *CapitalOne Visa: $16 * = Eliminated by new loan. Overall, $1584 in expenses each month. This leaves me with $1,166 each month for gas, food, entertainment, etc. I try to live minimally to maximize over-payments and savings. Each month $470 goes to unsecured debt. Here is a breakdown of the approximate balances and interest rates of the debt I would be paying off with this loan: Personal Loan $6,600 18.2% Amazon Visa $940 12.4% Chase Visa $1,100 19.4% Best Buy Card $1,700 19.0% WaMu Visa $2,600 19.9% CapitalOne Visa $440 12.0% Total: $13,380 As you can see, not all of the interest rates are terrible, but I would like to eliminate all of my revolving, unsecured debt into one loan which can be paid automatically. I do have an additional credit card with a balance of $460, but I will not be consolidating it, as it has a rate of 7.2%. Please help me accelerate my dreams of living a debt-free life! Thank you for your time.

A credit bureau reported the following information about this borrower member on February 11, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2005	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,570.00	Public Records On File:	0
Revolving Line Utilization:	39.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
With this loan you would save only $10 per month in payments. It doesn't seem like much difference. Are you sure you want this looan?	Yes, I was hoping for a better rate with my credit score moving up more and more. Even though I will only be savings $10 a month in payments, it will provide a single automatic place for me to pay off my debt at the maximum pace. Also, $10 a month is $360 over the life of the loan. It may not seem like much but every little bit helps! Thank you for your question.
You will be getting a higher rate than the Amazon and Capital One cards. Why not consolidate to those revolving accounts using balance transfers and make higher payments there? It is a better deal for you. I did not calculate what that would do to your monthly payment, but the rate is lower so ultimately it is a better deal.	Thank you eric, I agree with what you said. I have been weighing the pros and cons of this loan while it's being funded. My credit score has gone up almost 20 points since I've posted this as well. I may end up not accepting this loan and re-posting in a few months.

Member Payment Dependent Notes Series 378816

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
378816	$12,000	$12,000	13.79%	1.00%	February 24, 2009	February 26, 2012	February 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 378816. Member loan 378816 was requested on February 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,333 / month
Current employer:	Mattleman Weinroth and Miller	Debt-to-income ratio:	24.70%
Length of employment:	6 years	Location:	Westmont, NJ

Home town:	Boulder/Colorado
Current & past employers:	Mattleman Weinroth and Miller
Education:	University of Colorado at Boulder, Rutgers University at Camden - Law School

This borrower member posted the following loan description, which has not been verified:

Loan shall be used to pay off existing revolving debt with at least three accounts, some of which are still charging default rates from years ago even though I have maintained a good payment history over the last three years.

A credit bureau reported the following information about this borrower member on February 12, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	40
Revolving Credit Balance:	$11,972.00	Public Records On File:	0
Revolving Line Utilization:	72.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please tell us the following? 1. What is your profession? 2. What was the delinquency shown in your credit history? 3. Please list your monthly expenses, including the three revolving accounts. 4. Who the accounts are the revolving accounts with and what are the rates? 5. Could you please send in verification to LendingClub of your income? Thanks	1) I am an attorney; 2) My delinquencies on my credit history stem mostly from my overuse of credit during and shortly after college, and late receipt of school loans which while I was in school were used to pay for everything from tuition to room and board; 3) The three accounts account for a total minimum payment each month of approximately $600.00; my current rent is $475.00 with another $40.00 in utilities; I have a car payment of approximately $300.00, and several installment notes, with total monthly payments of about $1120.00 (all school related loans); 4) MBNA 24.99%, Bank of America 18.99%; and Citi Card 17.99%; 5) My income is verifiable through various means, and will be submitted through appropriate channels.

Member Payment Dependent Notes Series 378839

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
378839	$9,000	$9,000	15.68%	1.00%	February 25, 2009	March 5, 2012	March 5, 2013	$450

                This series of Notes was issued upon closing and funding of member loan 378839. Member loan 378839 was requested on February 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,250 / month
Current employer:	Capital One Bank	Debt-to-income ratio:	8.53%
Length of employment:	1 year	Location:	west hempstead, NY

Home town:	St. Thomas
Current & past employers:	Capital One Bank
Education:	Nassau Community College

This borrower member posted the following loan description, which has not been verified:

I am taking out this loan for my upcoming wedding and to help my brother to go to college

A credit bureau reported the following information about this borrower member on February 12, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2004	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,052.00	Public Records On File:	0
Revolving Line Utilization:	57.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Congratulations on your upcoming wedding. When is it and will you rent or own once married? So, you are just adding debt with this loan to your existing revolving credit balance of more than $8k? Doing so will raise your debt-to-income level above 16%. What are your expenses and how will you keep from going further into debt?	Thank you, this loan will not be long term. I am only taking it out for for a few expenses. My fiance owns his own house so therefore I wont be renting or buying. I just finish paying off my car. For my age I think the 8000 is not that much in debt. Many people my age are way more in debt than I am. In fact I don't even consider myself in debt. I am not foolish I don't mess with my credit. I know what I am doing. This loan as I said is only short term. In a month or two it will be paid back.
You say it will be paid back in a month or 2. Where exactly will the $9000 come from, in the next month or 2, to pay back this loan?	well i am just taking the loan to get a bank statement so i won't be using the funds.

Member Payment Dependent Notes Series 378851

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
378851	$10,000	$10,000	14.74%	1.00%	February 24, 2009	February 26, 2012	February 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 378851. Member loan 378851 was requested on February 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,127 / month
Current employer:	Joseph Jingoli and Son Inc.	Debt-to-income ratio:	7.59%
Length of employment:	2 years 6 months	Location:	Pottstown, PA

Home town:	Downingtown
Current & past employers:	Joseph Jingoli and Son Inc.
Education:	Pennsylvania State University-Main Campus

This borrower member posted the following loan description, which has not been verified:

Consolidate debt and replace appliances

A credit bureau reported the following information about this borrower member on February 12, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1996	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	45
Revolving Credit Balance:	$4,073.00	Public Records On File:	0
Revolving Line Utilization:	81.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
About fifty years ago my parents owned a farm in Bally and we used to go into Pottstown on Saturday for excitement. I now live in Calif and glad to see Pottstown is still on the map. Be glad to participate in this loan and wish you the best.	Thanks. Pottstown is still on the map, but hurting just like everywhere else. My wife and I are trying to bring a 105-yr old victorian up to date mainly out of respect for the original building quality. My wife works as an RN at Lehigh Valley Hospital and we always thought Bally was pretty every time we pass through.

Member Payment Dependent Notes Series 378890

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
378890	$8,000	$8,000	12.84%	1.00%	February 24, 2009	February 26, 2012	February 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 378890. Member loan 378890 was requested on February 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,989 / month
Current employer:	United States Army	Debt-to-income ratio:	8.21%
Length of employment:	26 years 8 months	Location:	Killeen, TX

Home town:	Chicago
Current & past employers:	United States Army, Aviation and Missile Command (AMCOM)
Education:	Park University at Parkville, MO, Park University Graduate School at Kansas City, MO, University of Arkansas at Fort Smith, John C Calhoun State Community College

This borrower member posted the following loan description, which has not been verified:

Purchase a 1997 Harley Davidson Road King with 7500 miles. Current value of motorcycle is $11250 according to KBB and doesn't include approximately $1500 of additional accessories that were installed by the current owner.

A credit bureau reported the following information about this borrower member on February 12, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1992	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	30
Revolving Credit Balance:	$23,021.00	Public Records On File:	0
Revolving Line Utilization:	78.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
With your pay/month, I presume you are an O-6? Correct? Do you plan on staying in for a full 30 years? If not, when do you plan on getting out. Finally, I see 3 credit inquiries. Have you added any new credit or made new purchases recently? If so, what is amount of new purchase / credit line... Hooah	I am an retired Master Sergeant (E-8) who retired after 23 years. I retired on a Friday and on Monday began as a GS-12 Civil Service with the US Army in Aviation. I'm not a contractor, but a federal employee. Part of my duties is to deploy to Iraq once a year for 6 months. During this time in Iraq my monthly pay jumps to ove $11,000 net. This accounts for the high yearly income. I am in the process of looking around for financing for the Harley-Davison Motorcycle that I'm purchasing. This would account for the credit inquiries. I made one with American General, one with Beneficial and the third was a local bank that once they realized I wanted the loan for a motorcycle, declined my application. I will remain civil service for a minimum of the next 17 years until I reach the age of 63.
I see a revolving credit balance of 23k. Is most of that a home equity line of credit? How much of that is credit card debt?	Before my divorce, my ex-wife spent using credit cards. Also during my divorce, since she had drained the accounts before I could transfer the money, I ended up using my credit card in order to pay her and mine lawyers fees. I do not have any HELOC against my house which is financed on a 30 year fixed VA at 5.98% interest in 2006. Additionally, I've already filed my taxes for this year and received a small amount back of $193. So there will be no tax debt this year. Thank you.
Can you please help us understand the delinquency 30 months ago? Thank you	I personally have no delinquencies that I was responsible for in over 12 years. In April 2008, while I was in Iraq, my now ex-wife opened up a credit card online as a joing account without my knowledge or permission. She kept this account secret from me even after I returned from Iraq on 29 July 2008. It was only after I received a deliquency notice in August 2008 that I knew of the account. The account was a credit card she opened with Chase Bank. I immediately paid the card off in full and closed the account. At the same time, I created a fraud prevention alert with all three credit reporting agencies that would prevent anyone from opening an account with my name without expressed "passworded" permission to my personal cell phone. Thank you and if you have any additional questions, please don't hesitate to ask. Michael Konor

Member Payment Dependent Notes Series 378902

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
378902	$13,000	$13,000	13.47%	1.00%	February 24, 2009	February 26, 2012	February 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 378902. Member loan 378902 was requested on February 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,333 / month
Current employer:	Eastridge Infotech	Debt-to-income ratio:	12.44%
Length of employment:	1 year 3 months	Location:	San Ramon, CA

Home town:	Saratoga Springs
Current & past employers:	Eastridge Infotech, AccountNow Inc., Alain Pinel Realtors, Robert Half International, Best Buy Co. Inc.
Education:	Diablo Valley College, Los Medanos College

This borrower member posted the following loan description, which has not been verified:

Just want to wrangle all of my credit balances onto one loan with a lower interest rate so I can go ahead and pay everything off. I'm getting married soon and with a lower monthly payment, with an end in sight, gives me room to set aside more to save now as well as not feel like I'm going to be paying credit card bills for the rest of my life.

A credit bureau reported the following information about this borrower member on February 12, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,898.00	Public Records On File:	0
Revolving Line Utilization:	75.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are the interest rates and monthly payment amounts that you will be getting rid of? Also, what do you do for Eastridge Infotech? Are you a contractor or permanent? Can you please send verification of salary to LendingClub for them to verify? Thank you	Hi, thanks for your questions. I currently have 5 credit accounts I plan on refinancing. The total monthly payments are $450 a month with an average APR of around 19.5%. However, I have received letters notifying me of rising interest rates, another key reason for refinancing now. I've calculated that I can save around $2,000 in interest by refinancing over my current rates. I am a contractor for Eastridge Infotech, working at another company where I've held a position for more than a year. The position is Level 1 Technical Support for a nationwide company in the food and snack industry. My contract has been extended until the company I am working with is able to approve a new position and hire me permanently. All pertinent verification information was sent this afternoon.

Member Payment Dependent Notes Series 378905

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
378905	$6,400	$6,400	13.47%	1.00%	February 24, 2009	February 26, 2012	February 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 378905. Member loan 378905 was requested on February 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	Creative Space	Debt-to-income ratio:	20.32%
Length of employment:	2 years 2 months	Location:	West Hollywood, CA

Home town:	The Dalles, Oregon
Current & past employers:	Creative Space, long Beach unified school district
Education:	Northwestern College

This borrower member posted the following loan description, which has not been verified:

I would like to obtain a loan to do a few things. One, to recover and stablize finanially due to a car purchace, and moving into my own apartment. Two, to consolicate certain credit cards and have lower balances on them. i am willing to pay an interest rate of up to 0.18% possibly. because of my recent purchases and the economy goin down i have lost a significant amount of income and my credit score has suffered drasticly.

A credit bureau reported the following information about this borrower member on February 12, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	24	Months Since Last Delinquency:	22
Revolving Credit Balance:	$9,216.00	Public Records On File:	0
Revolving Line Utilization:	38.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 378979

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
378979	$5,000	$5,000	15.37%	1.00%	February 22, 2009	March 4, 2012	March 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 378979. Member loan 378979 was requested on February 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,792 / month
Current employer:	Siemens	Debt-to-income ratio:	18.99%
Length of employment:	1 month	Location:	GLENOLDEN, PA

Home town:	Springfield
Current & past employers:	Siemens, SEI
Education:	Widener University-Main Campus, DCCC

This borrower member posted the following loan description, which has not been verified:

Hello, I would be using the loan to pay off the balance on my car. I can guarantee no problems paying it back, as I have a stable, well paying job. Thanks

A credit bureau reported the following information about this borrower member on February 18, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2004	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,310.00	Public Records On File:	0
Revolving Line Utilization:	52.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the current rate an outstanding balance and time period on your loan? Is the rate you'll get here really better? Thanks.	Hi, My cars value has depreciated quickly since I bought it and I'm currently $5000 upsidedown on my loan. I would like to get a less expensive / more practical car and have a standing offer for my car from someone that is at the current market value. So, I'd be using this loan to pay off my car and sell it in turn. I would have several years of high payments ahead of me if I kept the car, so this loan will be a huge help in the short and long term. I hope this answered your question, thanks!

Member Payment Dependent Notes Series 379128

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
379128	$14,125	$14,125	14.11%	1.00%	February 24, 2009	February 27, 2012	February 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 379128. Member loan 379128 was requested on February 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	Urban Alliance	Debt-to-income ratio:	19.05%
Length of employment:	2 years 8 months	Location:	Washington, DC

Home town:	Chicago
Current & past employers:	Urban Alliance, Teach For America
Education:	Catholic University of America, George Washington University (GW)

This borrower member posted the following loan description, which has not been verified:

I've had debt on a credit card at a low rate, but they're raising the rate for no reason. I'd like to use this loan to pay it off. I own a condo (purchased last year), make all payments on time, and just want to get out of credit card debt.

A credit bureau reported the following information about this borrower member on February 13, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1998	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	45	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$34,491.00	Public Records On File:	0
Revolving Line Utilization:	44.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 379135

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
379135	$4,000	$4,000	15.05%	1.00%	February 22, 2009	February 28, 2012	February 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 379135. Member loan 379135 was requested on February 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,033 / month
Current employer:	Caterpillar	Debt-to-income ratio:	22.48%
Length of employment:	2 years	Location:	GOOSE CREEK, SC

Home town:	US Virgin Islands
Current & past employers:	Caterpillar, Caterpillar Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Loan is needed for dental work, computer purchase, and trip expense.

A credit bureau reported the following information about this borrower member on February 14, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1990	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	14	Months Since Last Delinquency:	13
Revolving Credit Balance:	$4,624.00	Public Records On File:	0
Revolving Line Utilization:	67.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello, Can you please answer the following questions? 1. What are your monthly expenses? 2. How much go to pay off current revolving credit lines? Thanks	$635. Only 3200 of that 4600 is actually mine,and that's a furniture store acct (min payment $40) all other cards are $0 balance. The rest is an account that I am authorized to use but don't. I've worked very hard to get my credit back one track and I intend to keep it that way.
What is the travel expense that is mentioned?	That is to help fund a long awaited and deserved vacation. Only 500 will go toward that.

Member Payment Dependent Notes Series 379159

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
379159	$8,500	$8,500	12.53%	1.00%	February 22, 2009	March 6, 2012	March 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 379159. Member loan 379159 was requested on February 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	quality calibration service	Debt-to-income ratio:	4.47%
Length of employment:	2 years 6 months	Location:	greenfield, WI

Home town:	milwaukee
Current & past employers:	quality calibration service, precision metrology
Education:	uw-milwaukee,uw-oshkosh

This borrower member posted the following loan description, which has not been verified:

I have two credit cards. One with a $3399 balance.One with a $3500 balance.Any extra money will be used to establish an emergency fund.

A credit bureau reported the following information about this borrower member on February 14, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,174.00	Public Records On File:	1
Revolving Line Utilization:	56.60%	Months Since Last Record:	104
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Thank you for listing the balances. Do you pay more than minimums on the cards? What plan do you have for preventing high credit card balances in the future?	I pay twice the minimums. My shredder has already taken care of any possibility of obtaining any high credit card balances in the future.

Member Payment Dependent Notes Series 379234

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
379234	$8,500	$8,500	15.05%	1.00%	February 24, 2009	February 28, 2012	February 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 379234. Member loan 379234 was requested on February 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	American General	Debt-to-income ratio:	18.57%
Length of employment:	4 years	Location:	MODESTO, CA

Home town:	Modesto
Current & past employers:	American General
Education:

This borrower member posted the following loan description, which has not been verified:

I would like to combine all my credit card bills into 1 easy payment so that I can pay my bills down faster and more conveniently. I'd like to close ALL but 1 of my credit cards for emergencies only. I don't plan on opening anymore credit cards and I just want to pay them off. Most creditors tell me that I have escalating debt and will not lend to me even tho I pay well on all my cards. I just want to get out of debt this year as much as I possibly can and I will do this with or without a consolidation. I just find that its more convenient to only remember 1 payment compared to 7 payments each month.

A credit bureau reported the following information about this borrower member on February 14, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2004	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,297.00	Public Records On File:	0
Revolving Line Utilization:	72.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1. Do you work for AIG or AG Finance? 2. What is your position there? 3. Please list your credit card rates, balances, and monthly payments. Thanks	I work for AG Finance which is owned by AIG. I'm just a finance rep/asst manager there. My credit rates range from 19%- 25%. I have 7 CC total. 2 w/wamu for a total bal of $3500. 1 w/citi for $1300. 2 w/hsbc for $1000. 1 w/fnbo for $1000. Last but not least Macys for $1500.
Will you/Have you sent income verification to LendingClub so they can verify your income to us? I don't see that they have verified that yet on your loan profile. Thanks	I haven't yet but I can. I'm still getting the hang of all this. Any pointers on where and who to send it to?
Can you send in verification of income to LendingClub so they can indicate it on your loan profile? Thanks	Still browsing the site to figure out what I'm supposed to do.
I haven't borrowed yet so I'm not sure what the process is, but I would imagine you could call their member support line at (866) 754-4094 for direction.	Thanks I'll have to give them a call. I cant seem to find anything on the FAQ's.

Member Payment Dependent Notes Series 379256

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
379256	$5,000	$5,000	16.00%	1.00%	February 24, 2009	February 28, 2012	February 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 379256. Member loan 379256 was requested on February 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	n/a	Debt-to-income ratio:	3.73%
Length of employment:	5 months	Location:	El Segundo, CA

Home town:	San Diego
Current & past employers:
Education:	University of California-Santa Barbara (UCSB)

This borrower member posted the following loan description, which has not been verified:

I am seeking a loan to help finance a used car purchase.

A credit bureau reported the following information about this borrower member on February 14, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2004	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,218.00	Public Records On File:	0
Revolving Line Utilization:	42.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Why does they employer say n/a? And will you be verifying your income?	I will be verifying my income when requested. It is withheld because I feel only those responsible for employment verification need that information.
why would you pay 16% on a used car? what car is this? and why don't you look at a bank?	I plan on paying the loan off in under a year. I did look at a bank but they won't loan to me because my job length is too short.
Please provide employer information so that I can decide if you are worth investing in. Are you willing to fax you pay stub?	I'll consider it if the loan has trouble funding closer to the deadline. As for faxing the pay stub, I will not fax it directly to a borrower. If lending club asks I will provide them with pay stubs, IRS Form 1040 etc.
Ok...can you explain the 3 Inquires on your credit in the last 6 months? How long was your previous employment? what are your current monthly bills? (i.e. rent, car insurance, gas, food, medical, etc?)	The three inquiries are for auto loans, which is why I know I was rejected for too short of an employment history. * credit card debt is reimbursable, meaning it is composed of CPA exam application fees and a review course fee. Both of which are reimbursable from my employer. Take home pay after taxes and medical 2700/mo rent 675 *one roommate util 100 food + misc expenses 800 gas 50-100 (currently none as I walk to work) car insurance unknown probably no more than 200 per month Student loan 50 total balance $2000 @ 7% credit minimum 80 (total balance 2500 @ 18%) but I pay whatever is left over (net discretionary) against principle balance minimum loan payment 200 net discretionary income 600

Member Payment Dependent Notes Series 379290

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
379290	$10,000	$10,000	13.47%	1.00%	February 24, 2009	March 1, 2012	March 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 379290. Member loan 379290 was requested on February 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	New York Shipping	Debt-to-income ratio:	8.51%
Length of employment:	10 years	Location:	HOWELL, NJ

Home town:	Astoria
Current & past employers:	New York Shipping, Global Terminal
Education:	Ocean County College

This borrower member posted the following loan description, which has not been verified:

The purpose is to consolidate debt into one payment at a better interest rate,

A credit bureau reported the following information about this borrower member on February 15, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1996	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	68
Revolving Credit Balance:	$15,351.00	Public Records On File:	0
Revolving Line Utilization:	77.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1. What was the delinquency for in your credit history? 2. What is the rate on your credit card you are refinancing and what is the current monthly payment? 3. What do you do for New York Shipping? 4. Will you/have you sent income verification to LendingClub so they can verify your income to us? 5. Please tell us a little about yourself.' Thank you	1. That was roughly 6 years ago, so I'd be lying if I said I remembered exactly what it was for. If memory serves however, it was a bill that got lost/misplaced while moving. 2. The rate on the card was 28.5% up until last week. I made a phone call requesting a rate reduction, and the best they would give me was 25% Which is what prompted this loan. I've been paying 500$ a month on the card, and last months minimum payment was 234$. 3. I'm a Longshoreman and part of the union. 4. I thought I was already verified? Sending further verification to lending club via mail if requested isn't a problem.

Member Payment Dependent Notes Series 379329

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
379329	$20,000	$20,000	15.05%	1.00%	February 25, 2009	March 4, 2012	March 4, 2013	$7,100

                This series of Notes was issued upon closing and funding of member loan 379329. Member loan 379329 was requested on February 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,225 / month
Current employer:	Deloitte Consulting LLP	Debt-to-income ratio:	6.68%
Length of employment:	2 years 7 months	Location:	Eustis, FL

Home town:	Boston
Current & past employers:	Deloitte Consulting LLP
Education:	Brown University

This borrower member posted the following loan description, which has not been verified:

We recently purchased a new home to help start a new assisted living facility (ASL), essentially a homecare for the elderly. The loan will go towards the upfront capital costs of furniture, appliances, and renovation to create a wonderful caring home for the future residents. The loan will also help with the first few monthly payments until we have all 4 patients. Revenue for this start-up will be split among 2 sources: patient's social security payments and patient's out of pocket payments (sometimes paid for by the patient's family members). Based on conservative financial projections, it is estimated that positive cash flow will occur starting in month 7 and the overall break-even will occur at about month 15. We are also investing in cost-saving initiatives (efficient showerheads, washer, dryer, light bulbs, etc.) to maximize cash flow. We hope that you will help us fund this very promising venture. ASL Team: ASL Manager and Expert -- Mina Nicolau, Certified Nursing Assistant and experienced caretaker Strategic Advisor -- Gabriel Nicolau, B.A. in Business Economics at Brown University, Deloitte Consulting LLP - Strategy & Operations Financial Advisor -- Lionel Nicolau, B.S. in Economics at Wharton, University of Pennsylvania (Concentration in Marketing)

A credit bureau reported the following information about this borrower member on February 15, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2002	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,657.00	Public Records On File:	0
Revolving Line Utilization:	21.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You state that the loan will help with the 1st few months of payments. You also state that month 7 would be positive cash flow and month 15 break even. How do you plan on making payments 1-7 [$4858] and 8-15 [$5552]. This combination is over 50% of teh requested loan. Also are you factoring in that SS payments run late?	Thanks for your question. In the 2nd month we will have two patients which bring in $3,000 each per month. This enables us to make the loan payments and cover some of our costs, while the loan money will help cover the rest of our costs. In the 7th month, we will add two additional patients at $2,500 each/month (they have different room setups), which will bring in enough revenue to put us into positive cash flow on a month-to-month basis, even when factoring in the payment needed for the Lending Club loan. As for SS payments, these are checks from the government delivered regularly to the patient on a monthly basis. They should not be late, as this would put a SS recipient into a tough predicament. All the patient needs to do is endorse the check for us. I hope this answers your question.

Member Payment Dependent Notes Series 379338

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
379338	$20,000	$20,000	12.21%	1.00%	February 24, 2009	March 1, 2012	March 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 379338. Member loan 379338 was requested on February 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,903 / month
Current employer:	State of Colorado Dept of Corrections	Debt-to-income ratio:	15.69%
Length of employment:	4 years 2 months	Location:	Westminster, CO

Home town:	St. Marys
Current & past employers:	State of Colorado Dept of Corrections
Education:	University of Denver, Wright State University-Main Campus

This borrower member posted the following loan description, which has not been verified:

We are a married healthy couple living in Colorado. We are both professional psychologists in our early 30's and have been trying to get pregnant for two years. We have undergone a variety of fertility treatments, both traditional and eastern medicine, with no successful results as of yet. Our reproductive endocrinologist reports to us that we have a good chance of getting pregnant using advanced reproductive technology, such as IVF. The total cost of IVF, which is due before treatment begins, could be a barrier to our dream coming true. After many years of school and starting our careers, we are finally in a place in life where we could provide a child with a loving home. We believe that we would be wonderful parents, and find it incredibly frustrating to have encountered so many roadblocks. Please help us to fulfill this dream.

A credit bureau reported the following information about this borrower member on February 15, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1994	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$114.00	Public Records On File:	0
Revolving Line Utilization:	0.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I retired from St of CO and did a stint at DOC. I was also an Admin w/ UCHSC Dept of Psychiatry which provided Drs for DOC. You list Westminster a your residence, where in the Dnv area are you all working for DOC?	I am working for the Diagnostic and Reception Center (DRDC), the intake prison for offenders entering their prison sentences. I primarily work with male offendors, but also work occasionally with the females at the Womens prison next door. Both facilities are at I-70 and Havana.
Could you contact LendingClub to provide verification for the following information? 1. Gross Income $5,903 / month 2. Debt-to-Income (DTI) 15.69% 3. Current Employer State of Colorado Dept of Corrections	Just contacted LendingClub via email to find out how to get this accomplished. Our loan status might not have been verified as of yet because we just applied for a loan over the long holiday weekend. Please keep checking back for more information.
1. How much is your current monthly mortgage? 2. How long have you been paying this mortgage?	Our mortgage is almost $1600 per month. We have been paying our mortgage for three years + 7 months and have had no late or missed payments. We have never had any delinquencies on our mortgage or any other debts. My monthly gross income is almost $6000 per month and my wife's montly net income is $2000 per month. We have high income-to-debt ratio because we both graduated with doctorates in psychology and hence, have lots of student loans.
Thank you for your reply. My wife actually help open that facility before any inmates arrived. Funding on the way.	And thank you for funding us. Can't tell you enough how much we appreciate the help and how hopeful we are that this works out for us!
This is more a statement than a question - My wife and I are aleady in for you guys. We went through a nearly identical ordeal and it was frustrating beyond belief. I know exaclty how you feel. But after beating the odds, she is due in June. I deeply hope you have the same results. Good luck, and keep your head up. I am sure this will work out for you.	I can't tell you how meaningful it is to hear you reach out and share your story with us. And congratulations on beating the odds and getting ready to bring a beautiful new person into the world. It inspires in us some hope that we too will be able to do the same. Thanks bunches
I've already invested a little bit with you as this is definitely a dream worth pursuing, but I have a several questions that would help me determine whether to help you further. I've had many friends go through this process. For most its worked out great and it has transformed their lives in many positive ways. However, advanced fertility treatments are not 100%. My questions are: 1) Did the doctors give you a percentage as to how likely advanced fertility treatments are to work for the two of you? 2) How are you preparing yourself for the possibility this doesn't work out and yet you'll be paying all of us back for three years? 59 people have already invested in your dream. It'll take many more to make it to $20k. 3) One of my friends just went through this process, It was successful in the end, but they had try many times at significant cost. Have the two of you thought about when you'll say this is as far as we can go if it doesn't work after this first go? In short, how can you assure us that you will not bankrupt yourself continuing to try if it doesn't work? I truly wish you the best and am excited to help you in this dream.	Your questions are good ones, and I can assure you that we've thought about these things ad nauseum. Of course, our doctors will not provide us with a definitive answer about how successful it will be but estimates suggest we have about a 73% success rate, based on three things: 1) the reputation of the clinic, 2) our age (we're both 34), and 3) the medical reasons for our infertility. This is encouraging to us, and worth taking on the responsibility. It is unlikely that we will take this any further should in vitro not be successful for us because of 1) the cost and our financial situation and 2) the stress burden we have incurred along the way. And lastly, to answer your second question, with realistic expectations in mind, we are preparing for a successful process currently instead of dwelling on the chance that it might not work. We want to keep our spirits high and are planning to take one day at a time. If we encounter sad news along the way, we will certainly need to address grief and loss, and adjust to not having biological children in our lives, but we have an excellent support system and lots of other blessings in our life.

Member Payment Dependent Notes Series 379346

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
379346	$8,500	$8,500	15.05%	1.00%	February 24, 2009	March 1, 2012	March 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 379346. Member loan 379346 was requested on February 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,667 / month
Current employer:	n/a	Debt-to-income ratio:	12.00%
Length of employment:	n/a	Location:	Boulder, CO

Home town:	Glenwood Springs
Current & past employers:
Education:	University of Colorado at Boulder

This borrower member posted the following loan description, which has not been verified:

Greetings. I'm seeking a loan to consolidate credit card debt to get a better rate: 20%+ is ridiculous! I currently have a steady job and have never been late on credit card payments. I'd greatly appreciate any help!

A credit bureau reported the following information about this borrower member on February 15, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2002	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,574.00	Public Records On File:	0
Revolving Line Utilization:	79.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. What is your steady job and how long have you worked there? Will you be using this loan solely to pay off your credit card debt?	I am currently a full time student and work for the University of Colorado. I've only worked here since December as I was taking 24 credits last semester and only had extra time for being a nanny. I will be using this loan to consolidate credit card debt into one payment per month at a lower APR. If there is any extra money left over after paying off my debt I will use it for university related expenses over the summer as I still need to take a few more courses to finish my double major and graduate in August.

Member Payment Dependent Notes Series 379357

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
379357	$9,000	$9,000	15.05%	1.00%	February 25, 2009	March 2, 2012	March 2, 2013	$575

                This series of Notes was issued upon closing and funding of member loan 379357. Member loan 379357 was requested on February 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,500 / month
Current employer:	WebDivisor.com	Debt-to-income ratio:	23.80%
Length of employment:	7 years 2 months	Location:	Glendale, CA

Home town:
Current & past employers:	WebDivisor.com, Self-Employed
Education:

This borrower member posted the following loan description, which has not been verified:

Credit markets have tightened and I have some personal credit card debt. Unfortunately most of the credit cards I have were used on promotional APRs, the rates have significantly gone up. Althought I make more than minimum payments, it is hard to beat up rates this high. Was hoping for something lower to get it cleared faster.

A credit bureau reported the following information about this borrower member on February 16, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$35,379.00	Public Records On File:	0
Revolving Line Utilization:	89.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You net an approximate of 3600 a month. Would you be able to meet the required monthly payments for this loan in addition to living expenses etc.?	Yes.
Why did you incurred all those expenses? and what are you doing to avoid them again and stay credit card debt free?	They don't teach compound interest in high school. To get debt free, I plan to work my fingers off doing computer programming. :)
Have you cut-up your existing credit cards? Are you planing on making more purchases on credit?	I don't have to cut up my credit card, my credit card companies do it for me. Although my credit is great with no lates and lots of trade lines. This does not really matter in a deteriorating credit market. Credit card companies are simply doing their last bit of dirt before they are reformed.

Member Payment Dependent Notes Series 379373

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
379373	$5,500	$5,500	13.47%	1.00%	February 25, 2009	March 5, 2012	March 5, 2013	$4,125

                This series of Notes was issued upon closing and funding of member loan 379373. Member loan 379373 was requested on February 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,833 / month
Current employer:	OnAssignment Lab Support- Sanofi Pasteur	Debt-to-income ratio:	15.64%
Length of employment:	1 year 10 months	Location:	POCONO SUMMIT, PA

Home town:	East Stroudsburg
Current & past employers:	OnAssignment Lab Support- Sanofi Pasteur, Joule Scientific- Givaudan Fragrance Corp
Education:	East Stroudsburg University of Pennsylvania

This borrower member posted the following loan description, which has not been verified:

Hi, My name is Adamma Ofoegbu. I am requesting a personal loan in the amount of $5,500 USD. The purpose of this loan is for me to invest in my education. I am eager to go back to school to get my Masters degree in Business (MBA). I am planning on taking the GMAT's but would like to enroll in a prep course. The prep course is very expensive and I am unable to pay for the course at this time. I need the loan to help assist me in paying for the prep course to get a jump start on my plans to earning a masters degree. Thank You

A credit bureau reported the following information about this borrower member on February 19, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2000	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,403.00	Public Records On File:	0
Revolving Line Utilization:	83.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 379376

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
379376	$3,000	$3,000	18.84%	1.00%	February 24, 2009	March 2, 2012	March 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 379376. Member loan 379376 was requested on February 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Wal-Mart D.C	Debt-to-income ratio:	23.36%
Length of employment:	4 years 5 months	Location:	Weirton, WV

Home town:	Rayland
Current & past employers:	Wal-Mart D.C, Wells- Twp
Education:	California University of Pennsylvania

This borrower member posted the following loan description, which has not been verified:

I would like $3,000 to pay off a lot of small bills i have and combine them into one. Any personal loan would be great that allows me to payback over time.. i have a decent paying job $17.10 an hr but im not getting approved for loans due to my student loans are showing up on my budget but my parents pay them... can ya help?

A credit bureau reported the following information about this borrower member on February 16, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2004	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,994.00	Public Records On File:	0
Revolving Line Utilization:	99.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Wal-mart? your Hours/week? How much is your rent? How much are your utility bills? do you own a car? any dependents?	I am an unloader at the distribution center in Wintersville, OH. I make $17.10 an hr and a full time 40 hr associate.. I pay $450 for rent but that includes everything, water, heat, electric, I got lucky and work with my landlord and hes renting to me for a really good price. My mom and dad pay my cell phone bill so i really dont have much expenses. Yes my car is paid off in full it is a 2001 Cavilier, with really low mileage and in great condition. 73,000 miles to be abt exact. I should get at least 4 or 5 more years out of it. I have 0 children and live alone. Was a little silly with my money coming out of college and thats what got me in this mess and im trying to rebuild now.. please help out!

Member Payment Dependent Notes Series 379381

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
379381	$15,000	$15,000	15.37%	1.00%	February 25, 2009	March 4, 2012	March 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 379381. Member loan 379381 was requested on February 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	Self Employed	Debt-to-income ratio:	12.72%
Length of employment:	2 years	Location:	PIKEVILLE, KY

Home town:	Martin
Current & past employers:	Self Employed, National College of Business and Technology, Floyd County (Ky) Board of Education, HealthSouth Lexington Surgical Center, Reed Engineering, Maurice's Inc.
Education:	Pikeville College, Morehead State University, Nova Southeastern University College of Optometry

This borrower member posted the following loan description, which has not been verified:

I am an Optometrist living in Eastern Kentucky in my second year of private practice. I am currently looking for around $15,000 in loans in order to consolidate some of my credit card debt from medical school into one payment. I requested a payment period of 36 months but could probably do 32 months or possibly 24 months. My monthly gross income is around $11,000 so I will have no problem making the payments. Any help with this will drastically improve my credit score as I continue grow my practice. Thank you in advance--- Dr. Noel Blake Price O.D.

A credit bureau reported the following information about this borrower member on February 18, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2000	Delinquent Amount:	$0.00
Open Credit Lines:	24	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	40	Months Since Last Delinquency:	19
Revolving Credit Balance:	$23,997.00	Public Records On File:	0
Revolving Line Utilization:	36.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you tell us what the delinquency was for? Have you sent in verification of income to LendingClub yet? How is the current economy affecting your practice? What is the current total monthly obligation to repay all of your debt? And what is the interest rate of those obligations? Thanks	#1. The previous delinquency was from a mistake on my part--I had two accounts through JC Penney--one store account and one credit card account. I mistakenly sent in only one payment thinking there was only one balance and, therefore, became late on the other account. #2. I haven't sent in any verification yet because I haven't done my full 2008 taxes yet and I only workded for about three months in 2007 (grossed $29000). They should be ready in a few weeks if need be. #3 My practice is in a rural environment that is dominated by the coal industry, so the economy has not caused a downturn in my business. I started my practice here in 2007 as the economy was just starting to sputter and have actually had growth in my practice since then. #4 My total monthly obligation (min payments), including mortage and student loans is appr. $3500 with interest rates ranging from 2.5% (some student loans) up to 28.0% (the main credit card I wish to consolidate)
What were the circumstances regarding your previous delinquency? What is your net income per month from the practice?	#1. The previous delinquency was from a mistake on my part--I had two accounts through JC Penney--one store account and one credit card account. I mistakenly sent in only one payment thinking there was only one balance and, therefore, became late on the other account. #2. My NET income per month from my practice is around $8500 (from a gross of $12000)
Congrats on your schooling success! 1. Please explain the delinquency 19 months ago. 2. You are requesting $15,000 but show $24,000 in revolving credit. What is the other $9,000 on your balance? 3. Will you or have you sent verification of your income to LendingClub so they can verify to us that you have that level of salary? 4. Do you have the option securing a HELOC to restructure your debt so you can have a tax write off? 5. In this economy have you seen a slow down in your business at all? Thanks	#1.My previous delinquency was a mistake on my part. I had an account with JCPenney that was with the store itself and with a charge account. I mistakenly sent them one lump payment a few months in a row thinking that it would credit towards both accounts, only to find out that it was only being applied to one account--leaving the other delinquent. I have called them twice recently to see if they would remove it from my report but no luck so far. #2. The other $9000 in revolving credit come from lower interest accounts--Jared's, a 0% interest account on furniture, etc. that I can make lower payments on with little or no interest. #3. I have not sent verification of income to Lending Club yet because I only have my tax info from the year 2007 complete and I only worked three months that year. My 2008 info should be complete soon and I can send that if needed. #4 Not really sure if I can get a HELOC or not. Something I will have to look into. #5 My practice is located in a rural environment with an economy driven almost exclusively by coal. Because of this economy, the downturn has been virtually non-existent in my practice. In fact, compared to my numbers last year, the practice is still growing.

Member Payment Dependent Notes Series 379424

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
379424	$9,500	$9,500	9.32%	1.00%	February 22, 2009	March 5, 2012	March 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 379424. Member loan 379424 was requested on February 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,750 / month
Current employer:	Children's Hospital Phila	Debt-to-income ratio:	13.93%
Length of employment:	20 years	Location:	ASTON, PA

Home town:	Minersville
Current & past employers:	Children's Hospital Phila
Education:	West Chester University of Pennsylvania, Temple University

This borrower member posted the following loan description, which has not been verified:

Plans to finish our townhouse basement as added living space for our 3 y/o son and to invest in the value of our home.

A credit bureau reported the following information about this borrower member on February 17, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1995	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,828.00	Public Records On File:	0
Revolving Line Utilization:	14.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Why do you prioritizing home improvement project over paying your rather significant card debt?	I wouldn't say that I have significant card debt at all! I think improving our home will help our resale value when the market turns. Every other townhome in our neighborhood has their basement finished and we won't be able to compete.
1. Could you get a HELOC for the amount needed? You would have a tax write off in the interest you pay on the loan. 2. What are your responsibilities at the hospital? 3. Will you or have you sent verification of income to LendingClub so they can verify to us that you have that level of income? Thank you	1-we didn't want to go through the paperwork hassle of the HELOC...we already have a nice rate 2-I am the Director of the Environmental Health and Safety Department. I manage programs such as fire safety, hazardous materials and environmental compliance. 3-I have not sent anything. This is my first time using this service and since they didn't ask or require anything, I didn't submit anything. I could very easily submit my W2 or pay stub, though.
Thanks Scott. Verification of income to LendingClub would help assure lenders of your ability to repay the loan. I'm not sure of the process to send the information to them but their member support line could probably provide the info needed.	Thanks, will do.
Why did you have two queries for credit in the last 6 months and can you verify income?	We got new carpeting and took advantage of thier 0% promotion. Also, we looked at a loan from a bank before finding LendingClub. The rates were outageous! I will call in about verifying my income. Thanks.

Member Payment Dependent Notes Series 379436

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
379436	$12,000	$12,000	12.21%	1.00%	February 24, 2009	March 2, 2012	March 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 379436. Member loan 379436 was requested on February 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,148 / month
Current employer:	Marietta Memorial Hospital	Debt-to-income ratio:	20.59%
Length of employment:	1 year 8 months	Location:	Marietta, OH

Home town:	Marietta
Current & past employers:	Marietta Memorial Hospital
Education:	Washington State Community College

This borrower member posted the following loan description, which has not been verified:

Loan being requested to consolidate debt at a lower interest rate. Couple with a newborn looking to consolidate debts and pay off debt faster with lower interest rate.

A credit bureau reported the following information about this borrower member on February 16, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2004	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,941.00	Public Records On File:	0
Revolving Line Utilization:	56.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
what do you do for marietta memorial hospital? What is your current interest rate and how much debt do you have? What will you do with the money you save by paying off this debt?	RN at the hospital. Current interest rates are 22% and 29%. With the money saved by paying off this debt, hope to pay off mortgage faster and also start to create a savings

Member Payment Dependent Notes Series 379465

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
379465	$14,000	$14,000	14.42%	1.00%	February 24, 2009	March 2, 2012	March 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 379465. Member loan 379465 was requested on February 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,450 / month
Current employer:	Consultant Engineer	Debt-to-income ratio:	17.00%
Length of employment:	2 years 6 months	Location:	Minneapolis, MN

Home town:	Bryan
Current & past employers:	Consultant Engineer
Education:	University of Minnesota-Twin Cities

This borrower member posted the following loan description, which has not been verified:

I'm trying to payoff credit card and not pay their high interest fees. I would like to pay off my cards as soon as possible.

A credit bureau reported the following information about this borrower member on February 16, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2004	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,309.00	Public Records On File:	0
Revolving Line Utilization:	70.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You are asking for a $14K loan, but have less than $7K in revolving debt. Can you tell us what you will use the other $7000 for. Thanks	All will be going towards credit card debt. I have about $3k in debt on my AMEX that doesn't show up on my credit report. I'm not sure why the other amounts aren't shown or being added up correctly - when I pulled my own credit report, all the accounts amounts show up.

Member Payment Dependent Notes Series 379485

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
379485	$5,275	$5,275	12.53%	1.00%	February 22, 2009	March 2, 2012	March 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 379485. Member loan 379485 was requested on February 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Columbus Metropolitan Club	Debt-to-income ratio:	18.62%
Length of employment:	10 months	Location:	Columbus, OH

Home town:	Columbus
Current & past employers:	Columbus Metropolitan Club, ozone studios
Education:	The Ohio State University

This borrower member posted the following loan description, which has not been verified:

My current credit card debt was slowly built over several years. I never missed a payment and have payed down over $4K this year. But, economic conditions were a wake-up call... and I've learned that I am currently spending $163 per month (down from over $200) in interest as I pay down the debt. Refinancing at a decent rate would be a life saver and a savings boost!

A credit bureau reported the following information about this borrower member on February 16, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1988	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,063.00	Public Records On File:	1
Revolving Line Utilization:	64.20%	Months Since Last Record:	114
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. Will you please list all of your current debt and including the balance, minimum payment, and interest for each account? Additionally please clarify which accounts this loan will be paying off and provide more information about the Public Record you have on file.	Sure, I keep a spreadsheet on this info so easy to answer in detail. CC Debt marked with * is for consolidation with this loan. Capital One $1.9K @ 15% Min is $25 Best Buy .5K @ 0% thru 8/09 Min is $10 *Citi Bank 1.7K @ 19% min is $35 *Household Bank 1.1K @ 21% min is $35 *Direct Merchants 2.2K @ 25% min is $62 Paypal Credit $0 @ 25% recent payoff Target $0 @ 24% recent payoff Also: Auto Installment Loan, Balance 11.7K @ 6%, 30 payments left at $400. per month. Public record is Personal Chap 11, filed 12/09 after an extended period of unemployment. I have been employed full time in my field ever since.

Member Payment Dependent Notes Series 379556

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
379556	$5,000	$5,000	14.11%	1.00%	February 25, 2009	March 4, 2012	March 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 379556. Member loan 379556 was requested on February 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	Montgomery County Public Schools	Debt-to-income ratio:	13.71%
Length of employment:	8 years	Location:	MOUNT RAINIER, MD

Home town:	Takoma Park
Current & past employers:	Montgomery County Public Schools, SyngJ Productions
Education:	Eastern Nazarene College, Howard University

This borrower member posted the following loan description, which has not been verified:

I am producing a commerical ready CD project. I am all set to go with the music and everything, but now need the funds to make this dream happen. The amount requested is where the budget has been set and there is high hopes that it will remain under budget.

A credit bureau reported the following information about this borrower member on February 18, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1996	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	44	Months Since Last Delinquency:	8
Revolving Credit Balance:	$1,064.00	Public Records On File:	1
Revolving Line Utilization:	11.10%	Months Since Last Record:	36
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please list your current expenses, explain the deliquency 8 months ago, and explain the public record. Thank you.	My current expenses for bills are my car note, school loans, and very minimal credit card bill on one card. As to the delinquency, I believe it is referring to my school loans which should have been posted as current since then. As a note, my intention is to have this start up loan for my project paid back quickly before the end of the term, with in a year or less.

Member Payment Dependent Notes Series 379559

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
379559	$6,000	$6,000	7.68%	1.00%	February 24, 2009	March 3, 2012	March 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 379559. Member loan 379559 was requested on February 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,083 / month
Current employer:	Analog Devices	Debt-to-income ratio:	14.12%
Length of employment:	10 years 2 months	Location:	North Brookfield, MA

Home town:	Boston
Current & past employers:	Analog Devices
Education:	Nichols College

This borrower member posted the following loan description, which has not been verified:

We have been at our house for 2 years and the master bathroom was unfinished, just framed in studs. We would like to finish the master bathroom and add value to the home.

A credit bureau reported the following information about this borrower member on February 17, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1987	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,430.00	Public Records On File:	0
Revolving Line Utilization:	30.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1. What do you do at Analog Devices? 2. What is the nature of your revolving credit balance? 3. Will you or have you sent verification of income to LendingClub so they can verify to us your level of income? Thanks	The revolving credit balance is zero. It has been paid in full recently, just last month. That amount is unfortunately showing is in error.
id like to bid on your loan. do you have a contractor to do your work. im a contractor with lot of experience in remodeling. just finished three bathrrom renovations in providence.	Yes, we have a contractor who we've worked with on several other projects for us, one was a bathroom remodel in our last home which we were very happy with. Thanks for checking though.

Member Payment Dependent Notes Series 379568

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
379568	$11,500	$11,500	12.21%	1.00%	February 24, 2009	March 3, 2012	March 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 379568. Member loan 379568 was requested on February 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,083 / month
Current employer:	Knobbe Martens	Debt-to-income ratio:	1.05%
Length of employment:	5 years	Location:	Irvine, CA

Home town:	kisii
Current & past employers:	Knobbe Martens, Knobbe Martens
Education:	California State University-Northridge (CSUN)

This borrower member posted the following loan description, which has not been verified:

I'm looking for a loan to purchase an engagement ring.

A credit bureau reported the following information about this borrower member on February 17, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	11	Months Since Last Delinquency:	12
Revolving Credit Balance:	$19.00	Public Records On File:	0
Revolving Line Utilization:	0.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Shouldn't you save the money for the ring or consider a cheaper ring rather than financing it?	Thank you for your concern. Paying cash is always an option, but I feel I can manage my wealth with efficiency. I have the cash to pay for the ring, but would like to take this opportunity to build and establish credit.

Member Payment Dependent Notes Series 379570

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
379570	$17,500	$17,500	12.84%	1.00%	February 25, 2009	March 3, 2012	March 3, 2013	$1,225

                This series of Notes was issued upon closing and funding of member loan 379570. Member loan 379570 was requested on February 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Starwood Hotels & Resorts	Debt-to-income ratio:	14.21%
Length of employment:	4 years 6 months	Location:	San Francisco, CA

Home town:	Honolulu
Current & past employers:	Starwood Hotels & Resorts
Education:	Michigan State University

This borrower member posted the following loan description, which has not been verified:

This loan will enable me to pay off the majority of my credit card debt which stand at a little over $20,000. I would like to manage one monthly payment rather than three. I would like to use the services provided by Lending Club to make dealing with the cyclical portion of this debt easier.

A credit bureau reported the following information about this borrower member on February 17, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,621.00	Public Records On File:	0
Revolving Line Utilization:	80.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are your current balances, interest rates, and minimum payments on these cards?	$13,500 at 22% with a $480 monthly minimum $6,500 at 17% with a $237 monthly minimum $2,400 at 19% with a $65 monthly minimum
Can you tell me about the stability of your current job at Starwood?	Solid. I am at the operational level of the hotel and in a very good position. Thanks for your inquiry!
Hi, (1) Are you current with your credit card payments? (2) If current, do you pay more than the minimum? If so, how much more? (3) Do you have a written, active monthly expense and savings budget? (4) Do you have at least a $1000 emergency fund in a savings account so you don't have to rely on credit cards to pay for unexpected emergencies? (5) Do you have at least $50 in savings per month to replenish the emergency fund in case you have to use it? Thanks!	1. Yes, current. 2. As much as I can afford. Usually it is only $50 or so. 3. No, I unfortunately do not. I am looking into creating one within the next month. 4. My wife and I have a joint savings account with our emergency funds in it. We do not have $1,000 yet but we do put in $150 a month each to this account. Hope this helps. Thanks!
What is the interest rate on your current credit cards?	22% on one. 17% to 19% on the others.
can you fax a proof of your income/employment to lending club?	does this still need to be done? If so, what is the fax number?
yes, please verify your income https://www.lendingclub.com/info/contact-us.action	Perfect. I will have the Human Resources department send it over tomorrow! Thanks again!

Member Payment Dependent Notes Series 379579

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
379579	$5,000	$5,000	14.42%	1.00%	February 22, 2009	March 3, 2012	March 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 379579. Member loan 379579 was requested on February 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Battelle	Debt-to-income ratio:	11.16%
Length of employment:	7 years 8 months	Location:	Columbus, OH

Home town:	Columbus
Current & past employers:	Battelle, Onesource
Education:

This borrower member posted the following loan description, which has not been verified:

I would like to pay off my credit card debt. I have four cards I would like to pay off. While the amount I owe may not be large to some people, to me it it huge. My goal is to pay off the debt and begin to save money for a down payment on a house.

A credit bureau reported the following information about this borrower member on February 17, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,493.00	Public Records On File:	0
Revolving Line Utilization:	56.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1. What are your responsibilities at Batelle? 2. Is the total of your revolving credit balance ($9,000+) in credit cards? 3. What are the interest rates and minimum monthly payments of your cc's? 4. What is the sum of your other monthly expenses? 5. In the event you became unemployed, how would you plan to continue paying this loan? Thank you	1. I am a senior office aide. I preform clerical/administrative duties. 2. I have a line of credit with Citi for 5000. The rest is credit card debt. 3. Citi 16.99 150 Wamu 17.99 48.00 Household bank 18.90 47.00 Discover 17.99 15. 00 4. Rent - 662 Electric - 52 Phone - 45 car insurance - 49 5. I have a small amount of savings (enoughto pay one months bills). Hopefully I would be able to find another job quickly. As a last resort, I do have a 401k that I could cash out.
Hello. Can you clarify your total debt on each Card and for your line of credit? Is the Citi you have listed the a credit card or your line of credit. Looking for clarification because you mentioned 4 credit cards and a line of credit but I only see the interest and min payment for 4 items and was expecting 5. Please clarify balance, interest and current minimum payments for all of your debt. Thank you.	So sorry! I did forget a card. Name Balance interest min. payment Citi 4768 16.99 150 Wamu 2374 17.99 48 Household 1625 18.90 47 Discover 731 17.99 15 Capital One 210 14.99 15 Thank you.

Member Payment Dependent Notes Series 379586

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
379586	$20,000	$20,000	16.95%	1.00%	February 24, 2009	March 3, 2012	March 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 379586. Member loan 379586 was requested on February 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,583 / month
Current employer:	Smith's food and Drug	Debt-to-income ratio:	15.74%
Length of employment:	3 years 2 months	Location:	las vegas, NV

Home town:
Current & past employers:	Smith's food and Drug, Walgreens
Education:	Duquesne

This borrower member posted the following loan description, which has not been verified:

I am requesting this loan in order to consolidate debt from high interest (25-30%) credit cards to a one monthly payment loan. I have an very good credit and payment history aside from a period three years ago when I temporarily lost my job. I have a very steady job as a pharmacist.

A credit bureau reported the following information about this borrower member on February 17, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1994	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	40	Months Since Last Delinquency:	19
Revolving Credit Balance:	$13,273.00	Public Records On File:	0
Revolving Line Utilization:	89.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
If your revolving debt is 13,273. Why are you taking a loan for $20,000?	That is the debt in my name. My wife and I have about 7k more in CC debt together, but the cards are in her name. I am an authorized user, but she is the primary on the cards.

Member Payment Dependent Notes Series 379597

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
379597	$6,400	$6,400	16.00%	1.00%	February 22, 2009	March 3, 2012	March 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 379597. Member loan 379597 was requested on February 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	UCSD	Debt-to-income ratio:	5.76%
Length of employment:	1 year 10 months	Location:	San Diego, CA

Home town:	Los Angeles
Current & past employers:	UCSD
Education:	University of California-San Diego (UCSD)

This borrower member posted the following loan description, which has not been verified:

Hello, I am planning on buying new books and a laptop with this money. I have a lab job at school and get a good current flow of money of at least $3000 a month so I can pay this off smoothly.

A credit bureau reported the following information about this borrower member on February 17, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2005	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	10	Months Since Last Delinquency:	7
Revolving Credit Balance:	$395.00	Public Records On File:	0
Revolving Line Utilization:	1.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Where does your income come from? Could you please break down where and how much for each source? Thanks.	Work : $600/mo. Scholarship $1600/mo. Online Selling: $800/mo. I end up having at least $700 a month after paying for rent and food, etc. so paying the monthly will be fine.
Your stated income is not yet verified. Can you work with Lending Club to get it verified?	I have gotten it verified.
You have one delinquency on your record, can you elaborate?	$25 was accidentally charged on a credit card that was not my main so I did not meet the payment for 2 months because I did not know I even had a balance on it. I received no statements reminding me of the charge also.

Member Payment Dependent Notes Series 379603

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
379603	$15,000	$15,000	9.63%	1.00%	February 24, 2009	March 3, 2012	March 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 379603. Member loan 379603 was requested on February 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,750 / month
Current employer:	Teradata Corp	Debt-to-income ratio:	4.24%
Length of employment:	8 years 7 months	Location:	San Diego, CA

Home town:	Quincy
Current & past employers:	Teradata Corp, Sharp Healthcare / San Diego Hospital Association
Education:	National University

This borrower member posted the following loan description, which has not been verified:

The loan would be for the hospital portion of the bill for non-covered jaw surgery. Hospital is Sharp Memorial in San Diego, CA. Surger is yet to be scheduled. Services must be paid in full before admittance to hospital. MD performing surgery advised overnight stay at hospital in case of complications. CPT code is 21196. Actual fee is $11431 but they have not included cost of screws/plates for jaw, because they are unknown at this time. I already have a loan in place to cover the professional services. I have an HMO that will not cover my jaw surgery because I'm not being malnourished. I'm perfectly healthy. I'm having orthodontic treatment but my lower jaw extends out and to the left from my upper so my bite is misaligned. So, while there is a cosmetic aspect of this procedure, the orthodontist and MD would argue that it is functionally necessary. Still no thanks to the HMO.

A credit bureau reported the following information about this borrower member on February 17, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1996	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,491.00	Public Records On File:	0
Revolving Line Utilization:	10.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for Teradata Corp? Why do you rent instead of paying a mortgage towards owning a home? Will you do anything to celebrate after you recover from the surgery?	"Jimmy Buffet" fan? I am a Software Engineer that works on a particular component of the Teradata RDBMS. I work primarily in C code. We have been renting because the housing costs in San Diego (at least where we'd like to live) are unrealistic. They are getting better with the current downturn, but we are not ready yet to buy. In addition, we have our daughters in private school, which is more important to us at this point than owning a home. After I completely recover, I'll probably celebrate with a juicy steak. Until then, I'll be stuck with a liquid / soft foods diet. Not fun.
What are your backup plans in case of layoffs at Teradata? What will be the monthly payment on the loan to cover professional services? Thanks	Layoff is unlikely for various reasons. Still, there are friends/family/retirement I have access to if the worst happens. Professional Services loan is $8570 - $260.68 @ 5.99% for 36 mo
What caused the misalignment?	Overgrowth of lower jaw bone on one side
Have you tried to negotiate a better rate for the surgery? I'm sure you have or it's crossed your mind, but you may be able to take on slightly less debt if you could have 5 or 10 percent of this surgery cost reduced since you're paying out of pocket.	Yes, that has cross my mind since hospitals write off a lot due to insurance/medicaid programs. I am getting a discounted fee for the hospital service since I am a "Self Pay" patient according to a quote I received from them.

Member Payment Dependent Notes Series 379613

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
379613	$7,200	$7,200	9.63%	1.00%	February 22, 2009	March 3, 2012	March 3, 2013	$50

                This series of Notes was issued upon closing and funding of member loan 379613. Member loan 379613 was requested on February 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,389 / month
Current employer:	United Parcel Service	Debt-to-income ratio:	11.14%
Length of employment:	10 years	Location:	Louisa, VA

Home town:	Charlottesville
Current & past employers:	United Parcel Service, United Parcel Service
Education:	The University of Virginia's College at Wise

This borrower member posted the following loan description, which has not been verified:

Loan for 9,000 dollars for three years.

A credit bureau reported the following information about this borrower member on February 17, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	19	Months Since Last Delinquency:	22
Revolving Credit Balance:	$9,222.00	Public Records On File:	0
Revolving Line Utilization:	48.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
what credit card debt do you currently have and at what rate? what do you do for UPS? why do you have 7200 in credit card debt? thanks	Chase, Discover Card. 25.99%. I am Senior Account Manager. The Dept is because I open my own business 2 year ago. I used Credit Card to help finiance.
What was the delinquency on your credit report?	Unknown

Member Payment Dependent Notes Series 379642

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
379642	$12,000	$12,000	17.58%	1.00%	February 25, 2009	March 3, 2012	March 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 379642. Member loan 379642 was requested on February 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	Promenet inc	Debt-to-income ratio:	8.62%
Length of employment:	2 years 2 months	Location:	flushing, NY

Home town:	Brooklyn
Current & past employers:	Promenet inc, Pearson inc
Education:	TCI

This borrower member posted the following loan description, which has not been verified:

Clear all creidit card debt and close the cards

A credit bureau reported the following information about this borrower member on February 17, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1990	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,233.00	Public Records On File:	0
Revolving Line Utilization:	57.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your credit history looks clean. Do you know why your credit score is 660-678?	Even thou I have never missed a payment my credit history is short according to the credit bureau

Member Payment Dependent Notes Series 379665

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
379665	$10,000	$10,000	14.11%	1.00%	February 25, 2009	March 3, 2012	March 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 379665. Member loan 379665 was requested on February 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	LearningMate Solutions	Debt-to-income ratio:	18.92%
Length of employment:	1 year 4 months	Location:	Boulder, CO

Home town:	Montgomery Village
Current & past employers:	LearningMate Solutions, US Navy
Education:	United States Naval Academy (USNA)

This borrower member posted the following loan description, which has not been verified:

I am planning on using this loan to pay off my high interest variable rate credit card balances, and in return, have a fixed monthly payment at a more reasonable interest rate.

A credit bureau reported the following information about this borrower member on February 17, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,843.00	Public Records On File:	0
Revolving Line Utilization:	90.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1. What do you do for LearningMate Solutions? 2. What did you do in the Navy and where did you serve? And thanks for serving our country! 3. Please tell us about the credit cards you are refinancing with this loan, i.e., interest rates, balances, and monthly payments. 4. What other monthly financial obligations do you have? 5. Are you a registered EMT also? 6. Will you or have you sent verification of income to LendingClub so they can verify to us your level of income? Thanks	1. I develop educational software for LearningMate. They are based in Mumbai, India, and I do contract work for them over the internet. 2. I was in the Navy for 3 years, and was a helicopter pilot. I left for medical reasons, but still fly when I can. I got out soon after I got my wings, so I was mostly located at training bases in the south, in Florida and Texas. 3. I am planning on refinancing one of my credit cards with a balance of just under $10,000. It is at a rate of 18.5%. The other credit card, with around a $6,500 balance, is at a more manageable rate of 9.5%. I generally pay $500 on each card a month, well over the minimum monthly payment. I am hopefully going to use this loan to pay off the higher of the two, and then pay the loan back at a better rate. 4. I also have a mortgage on a house in Jacksonville, which I pay for with the rent I receive from my tenants, and am paying off a car loan with a balance of around $10,000. 5. Yes, I just received my license in January and am looking for a part time job to get me away from the computer in my spare time. 6. Yes, we are working on it, but it is tough since I don't get a W-2 from LearningMate. LearningMate is currently faxing something to them that will hopefully convince LendingClub that I actually do work for them.

Member Payment Dependent Notes Series 379670

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
379670	$15,000	$15,000	12.84%	1.00%	February 25, 2009	March 3, 2012	March 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 379670. Member loan 379670 was requested on February 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Jaffa Bakery Inc.	Debt-to-income ratio:	6.59%
Length of employment:	10 years	Location:	Chicago Ridge, IL

Home town:	Chicago Heights
Current & past employers:	Jaffa Bakery Inc.
Education:	Everest College

This borrower member posted the following loan description, which has not been verified:

The purpose for this loan is to pay down all my credit card debt and to get a better interest rate. I have excellant credit and never been late paying my credit cards on time. I just would like to pay them off at one time and just start paying only my loan back. This will greatly make my credit card bill life much easier.

A credit bureau reported the following information about this borrower member on February 17, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2003	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,644.00	Public Records On File:	0
Revolving Line Utilization:	30.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
If you could just supply Lending Club with employment income verification, we'd be inclined to get on board. Please advise if you'd be willing to do this.	Hello MFOconnor, Yes, I could provide you with employment income verification. Anything I can do to get your support I will do. Thank you very much in advance.
Hi, (1) Do you have a written, active monthly expense and savings budget? (2) Do you have at least $1000+ in an emergency fund so you don't have to use credit cards to pay unexpected expenses. (3) Does your budget include at least saving at least $50 per month to replenish your emergency fund if you need to dip into it? Thanks!	Hello DebtBuster1, Thank you for your inquiry. First, I do have a written expense budget but unfortunately my savings budget is at a stop at this time. Second, I do have a $1000+ in a emergency fund, however I do not want to dip into to pay for credit card bills. I have 2 young sons and another on th way in a few months and I need that money to be available for emergency use. Last, at this time I'm not putting anything in savings because anything extra is going toward credit card debit,rent,bills,family ect.... that's why I really need this loan so I can pay the credit cards off and deal with only one loan instead of the stack of credit card bills each month. It's taken a toll on me and my family and I'm just ready for a fresh start. Thank you your support is greatly appreciated.

Member Payment Dependent Notes Series 379717

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
379717	$16,000	$16,000	16.32%	1.00%	February 25, 2009	March 3, 2012	March 3, 2013	$150

                This series of Notes was issued upon closing and funding of member loan 379717. Member loan 379717 was requested on February 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$5,000 / month
Current employer:	The Loomis Corp	Debt-to-income ratio:	21.46%
Length of employment:	7 years 2 months	Location:	Dallas, TX

Home town:
Current & past employers:	The Loomis Corp
Education:

This borrower member posted the following loan description, which has not been verified:

Need a loan to get rid of several high interest credit cards.

A credit bureau reported the following information about this borrower member on February 17, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1989	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	24	Months Since Last Delinquency:	22
Revolving Credit Balance:	$20,702.00	Public Records On File:	0
Revolving Line Utilization:	82.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you explain the delinquency in the last 2 years?	Not sure who I was delinquent in the last 2 years? I have never been later than a day or two on any of my accounts.
Your company seems to be a small family owned business. How do you think this company fare in the current economy? and how secure is your job?	I am a leader in my industry. I have been in my career for 17 years and am well respected in the industry. My place of employment is doing very well despite the down turn in the economy. But, even if the business closed I would still be able to make a great living due to the niche career I have.

Member Payment Dependent Notes Series 379740

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
379740	$5,500	$5,500	14.74%	1.00%	February 22, 2009	March 4, 2012	March 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 379740. Member loan 379740 was requested on February 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	UPMC	Debt-to-income ratio:	16.04%
Length of employment:	4 years	Location:	Pittsburgh, PA

Home town:	Pittsburgh
Current & past employers:	UPMC, Allegheny Valley Bank
Education:	Community College of Allegheny County

This borrower member posted the following loan description, which has not been verified:

credit card consolidation

A credit bureau reported the following information about this borrower member on February 18, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2004	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,640.00	Public Records On File:	0
Revolving Line Utilization:	80.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello.Please list out the total amount of debt you have and and include the balance, interest rates, minimum required payment, and your normal monthly payment for each account. Lending Club says you have $2700 of debt but you are asking for a $5500 loan. Additionally please clarify what changes you have made to avoid accruing more debt in the future. Thank you.	Capital One- $500 Citi Card- $2300 CCAC- $2250 Well I have never made a late payment or anything of that matter. I would like to be able to consolidate them into one. I have learned that the one credit card with a lower balance is enough for me. As soon as I can pay off the Citi Card I am cancelling it.
Hello Will you please include the current interest rates, minimum required payment, and your normal monthly payment for these accounts. Thank you.	Capital One-18.5%~i believe $15.00 minimum Citi Card-0%~ $34.00 minimum CCAC-i don't know off the top of my head~$50.00 minimum. I pay the minumum on all these monthly at the moment.

Member Payment Dependent Notes Series 379833

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
379833	$5,000	$5,000	17.26%	1.00%	February 24, 2009	March 4, 2012	March 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 379833. Member loan 379833 was requested on February 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,017 / month
Current employer:	CAPITAL AREA SERVICES	Debt-to-income ratio:	3.27%
Length of employment:	6 months	Location:	CHARLESTON, WV

Home town:	Charleston
Current & past employers:	CAPITAL AREA SERVICES
Education:	University of Charleston

This borrower member posted the following loan description, which has not been verified:

I graduated from college in May 2007 , currently I take public transportation to get around. I would really like to buy a car so travelling can be a little more convenient especially in the winter time.

A credit bureau reported the following information about this borrower member on February 18, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2007	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,526.00	Public Records On File:	0
Revolving Line Utilization:	32.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
By chance what is your degree in + the level of that degree and the employment position your currently working in..thanks alot!	I have a degree in accounting and finance and i'm currently working as a bankruptcy claims adjuster
With a degree in accounting, you certainly should understand the cost of compound interest. You've lived without a car now for almost two years, why has it all of a sudden become so important to get a car that you are willing to pay more than 17% interest on the loan rather than making the payment to yourself in the form of a savings goal so you can pay cash for a car in the near future?	You are corect it is an extremely high interest rate to pay for a car but I am thinking long term. I live in an area where the transportatin system is not very reliable. There are a number of better job oppurtunities here that are very difficult to get to by public transportaion. There is a more important lesson I learned from my accounting & finance classes. You should be able to tell the future. A 17% interest rate is a small price to pay for a a car that could enhance a future job opportunity that might potentially double my salary.
What are your monthly expenses? Rent, student loans, etc. Do you plan on getting your CPA?	I pay 200 per month for rent, no student loans, utilities 217, phone 47, credit cards appx 100, food 100, entertainment 100. Total approx 764. I live with my fiancee we split the bills in half. I am planning on getting my CPA, I want to work for an accounting firm because they pay for all related expenses. That's why I want to get this car because most firms reqiure you to do some travelling when you work as an auditor.

Member Payment Dependent Notes Series 379840

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
379840	$10,000	$10,000	13.79%	1.00%	February 25, 2009	March 4, 2012	March 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 379840. Member loan 379840 was requested on February 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,667 / month
Current employer:	Platts Motors Inc	Debt-to-income ratio:	20.29%
Length of employment:	4 years 9 months	Location:	York, PA

Home town:	York
Current & past employers:	Platts Motors Inc, Apple Automotive Group
Education:

This borrower member posted the following loan description, which has not been verified:

I recently (January 9, 2009) had a Patent allowance issued, for a great new fishing product, which I have been working on since 2002 and have been in the Patent Process since 2005. This has been a very expensive process, dealing with Patent Attorneys that charge $250 , or more, per hour. This created debt and there will be other costs getting this product to licensing, with a fishing product manufactuer. I expect a licensing contract in less than 1 year, and am in the process of contacting companies, currently. Much of this debt was paid as I went, but also a lot was put on credit cards, not expecting the process to drag out nearly as long as it did! I believe this product is worth 1.5-2 million dollars, over the twenty years that the Patent will protect it for. I am looking to consolidate this remaining debt at lower rates and get the device to licensing!

A credit bureau reported the following information about this borrower member on February 18, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1991	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,354.00	Public Records On File:	0
Revolving Line Utilization:	63.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 379857

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
379857	$12,000	$12,000	12.21%	1.00%	February 25, 2009	March 4, 2012	March 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 379857. Member loan 379857 was requested on February 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,750 / month
Current employer:	M-NCPPC	Debt-to-income ratio:	14.27%
Length of employment:	30 years	Location:	SILVER SPRING, MD

Home town:	Silver Spring
Current & past employers:	M-NCPPC, Fairland Animal Hospital, RCSI (out of business)
Education:	University of Maryland - College Park, University of Maryland University College - CP

This borrower member posted the following loan description, which has not been verified:

This loan is meant to provide the feeling of "getting ahead" of the game rather than ending up in debt, which is easy to do. $5000 goes to repaying a private loan while the rest will go towards buying a Laptop Computer, which I have never taken the leap to spend the money on. However I recently got a great new job that involves Graphics and Web site design which I have a great interest in and a desire to be my best. I will also be taking some classes to complete a couple of Certificates (each equates to a "minor" in college). I will also put some money towards my credit card before that gets away from me. 2008 turned out to be an amazing year for me which proved the point, that you never know what is around the next corner...and at 51, I'm making an upward move in my workplace and I'm finding new life in an old place.

A credit bureau reported the following information about this borrower member on February 18, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1987	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,224.00	Public Records On File:	0
Revolving Line Utilization:	73.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is M-NCPPC? You say you have worked there for 30 years, but you also state you have a new job? Where do you work now and what is your income? How long have you been in this position, since it negates your 30 years and that income.	Maryland-National Capital Park and Planning Commission. No, I've been there 15 years and am still there but received a promotion - thus a new job. I make 50,000.
How did you come about the private loan and the large revolving credit card debt? You have a new job, is it with the same employer? When buying the laptop, make sure to get a 15" system with it's own dedicated graphics card. Try DealNews.com and stay away from HP brand.	The private loan was a family member. The previous debt was curtious of a bi-polar boyfriend who got hold of my funds but no one to blame but me.
Why not pay off all your credit card loans and not use it anymore? Pay off a portion of the personal loan and buy a laptop with the rest for the money?	Need to pay the personal loan in full as times are tough for them too.
Hi, (1) Will you be using this LC loan to refinance your $7.2k revolving credit debt (at a lower, fixed interest rate)? (2) How much is the private loan and at rate of interest? (3) Do you have an $1000+ emergency fund in a savings account so you don't have to use credit cards for emergency expenses? (4) Is the laptop going to be used to generate income? If not, why can't you save to purchase it?	1. Yes - good suggestion. 2. $5,000 is going to private loan 3. I do have a Credit Union account that could be used for emergencies 4. In the last 6 months I've had to put payments to dental work (not fully covered by insurance), pet veterinary expense (diabetes), car expenses (tires, brakes, etc). And this year Christmas went on the credit card, therefore.

Member Payment Dependent Notes Series 379881

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
379881	$6,000	$6,000	9.63%	1.00%	February 24, 2009	March 4, 2012	March 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 379881. Member loan 379881 was requested on February 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,725 / month
Current employer:	Deloitte & Touche	Debt-to-income ratio:	16.78%
Length of employment:	3 years 6 months	Location:	Kansas City, MO

Home town:	Lawrence
Current & past employers:	Deloitte & Touche
Education:	Kansas University

This borrower member posted the following loan description, which has not been verified:

There is a .13 acre lot for sale in a neighborhood that I have had my eye on for a long time. I'm planning on building a house in this neighborhood in the next three years. I know that the prices in this neighborhood will only increase so I'm willing to sit on it for awhile if I can buy the lot now.

A credit bureau reported the following information about this borrower member on February 18, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,066.00	Public Records On File:	0
Revolving Line Utilization:	24.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you FAX in information to confirm your monthly income?	I have sent an email to the lending club asking where I can fax this information and how you can access it, but I haven't heard back. Do you know where I can fax my paystub? Let me know. Thanks!
Can you confirm your income by sending paystub information into lendingclub?	I have sent an email to the lending club asking where I can fax this information and how you can access it, but I haven't heard back. Do you know where I can fax my paystub? Let me know. Thanks!
1. What do you do for D & T? 2. What is the nature of your revolving credit balance? 3. Do you have the option of securing a HELOC for the down payment so you can write off the interest? 4. What is the current market for land in your area? How do you know that with the current housing crisis that prices can only increase? 5. Will you or have you sent verification of income to LendingClub so they can verify your salary level to us? 6. Do you have a degree and if so in what field? Thanks	I am an Audit Senior for D&T. My revolving credit balance is for credit cards but I agressively pay them down and have never had a problem paying them off. I do not have the option of a HELOC because I've only been in the home for a few years and I don't think there is enough equity in the home in this market. The market for land in the area I want to buy varies a lot because the it's an old area that is being developed and the homes that are being built have a high value. From the comps we have gotten the lots range from 10K to 150K. I'm trying to figure out where to send my verification of my salary, so that should be avalailable soon. I have a business administration degree and an accounting degree. My boyfriend who will be purchasing the land with me has an architecture degree. Thanks for all of the questions. Let me know if you have any more.
Will this loan cover the entire cost of the lot?	No, this loan will only cover approximately 20% of the loan. I will use this, along with some other money I have saved, to make the downpayment.
what percentage does the loan represent of the downpayment? what is the average cost of houses in that neighbourhood? why not build the house now? with great credit banks will lend for construction loans. the loan out in installments. with the down turn you could find a builder to build it cheaper now with work being scarce, as opposed to waiting to everything turns around and cost go up?	The loan would reprent 20% of the full price and about 80% of the downpayment. The comps for this area are all over the place, but the value is there. The only problem with building now is getting my current home sold in this market. I may think about renting my home and building earlier. Thanks!
Clearly, you're a responsible, high-integrity person. But if you were to lose your job tomorrow, how would you pay off this loan? Do you have savings, securities, 401(k), IRA, or other funds that would be available in an emergency? Do you have relatives or friends who would help out?	I do have 401K and IRA funds that I could use in an emergency. I've budgeted to pay this loan off in three years based on my other budgeted expenses, some of which are high above the required minimums. In a pinch, I could limit all my payments to the minimums and would be able to continue to make the payments for this loan.

Member Payment Dependent Notes Series 379899

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
379899	$3,000	$3,000	16.00%	1.00%	February 22, 2009	March 4, 2012	March 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 379899. Member loan 379899 was requested on February 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,833 / month
Current employer:	NEW	Debt-to-income ratio:	13.20%
Length of employment:	2 years	Location:	HAYS, KS

Home town:
Current & past employers:	NEW
Education:

This borrower member posted the following loan description, which has not been verified:

Im needing a loan to pay for surgery, the doctors office doesn't deal with insurance claims and they want all the money up front and then they submitt a claim to insurance so I can be reimbursed later.

A credit bureau reported the following information about this borrower member on February 18, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2005	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,270.00	Public Records On File:	0
Revolving Line Utilization:	70.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is NEW(Current Employer)?	National electronics warranties
Can you provide more background on the surgery or the context of the surgery? For example, why would the doctor not accept an insurance claim/why not find a doctor who will?	This is the only doctor in western Kansas that does the type of surgery I am needing, I don't have any other options. Their reason for not taking insurance is just that they want their money up front.
once you get rembursed will you pay the loan or keep full term	I plan to pay whatever amount I get from my insurance company.
Will your surgery by temporarily disabling or in any way impair your ability to earn money adequate to service the loan?	No

Member Payment Dependent Notes Series 379923

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
379923	$8,400	$8,400	12.53%	1.00%	February 25, 2009	March 5, 2012	March 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 379923. Member loan 379923 was requested on February 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	jeremiahs international	Debt-to-income ratio:	9.53%
Length of employment:	5 years 2 months	Location:	saint petersburg, FL

Home town:	casablanca
Current & past employers:	jeremiahs international, vinoy resort
Education:	itc casablanca

This borrower member posted the following loan description, which has not been verified:

I would like to purchase a home for myself. I have found a few properties locally that are being sold at a very small percentage of their actual value. I have been renting for 15 years now and I'm ready to buy a home at an affordable price. Now, locally there are plenty 3/2 homes that would cost me much less than rent per month if I purchased them outright. Thanks for your consideration.

A credit bureau reported the following information about this borrower member on February 19, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$53,243.00	Public Records On File:	0
Revolving Line Utilization:	71.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 379963

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
379963	$6,000	$6,000	9.32%	1.00%	February 25, 2009	March 5, 2012	March 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 379963. Member loan 379963 was requested on February 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,833 / month
Current employer:	Smallwood Sign Company	Debt-to-income ratio:	3.41%
Length of employment:	17 years 7 months	Location:	Mount Dora, FL

Home town:	Roanoke
Current & past employers:	Smallwood Sign Company
Education:	Lake Sumter Community College

This borrower member posted the following loan description, which has not been verified:

Loan to consolidate and get a better interest rate.

A credit bureau reported the following information about this borrower member on February 19, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1990	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	36
Revolving Credit Balance:	$7,711.00	Public Records On File:	0
Revolving Line Utilization:	58.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1. What do you do for the sign company? 2. Please explain the delinquency from 36 months ago. 3. Will you or have you sent verification of income to LendingClub so they can verify to us that you have that level of salary? 4. Do you have the option of getting a HELOC to pay off your existing debt? You would be able to write the interest off each year. Thank you	We put up vinyl stretch face billboard advertising (still do some hand painting on billboards); lettering for commercial buildings, company vehicles; commercial grade signs; prepare banners for local events. Answer to #2 could be quite long - the guts of it, we had a 2nd mortgage with one company - that company sold off to a second company then to a third company. Some where along the way, a payment wasn't credited right. We wrote letter, after letter, called for months to explain that they did have the payment, but it was to no avail. Finally gave up. The funny thing, when we refinanced a couple of years ago, we received a refund from that company in an amount in excess of the "missing payment". Note - we didn't have an escrow account - this was a 2nd mortgage. #3 - I have not sent verification of my income, but will be happy to do so. I will email LendingClub and ask how I do that. #4 - Not at this time. I have looked into a HELOC and refinancing, but the housing market in Florida is whacked right now. We have a small house and the interest on our mortgage plus the property taxes ($200.00 total for last year) we pay are not enough to get us over the standard deduction amount each year. Thank for the suggestion. Please let me know if there is anymore you would like to know.
What is the interest rate and minimum payment on the loan(s) you want to consolidate?	A little over 25% with a mini. payment of $100.00 on one credit card; 14.90% on two other cards with mini. payments of $40.00 and $55.00. We have been making more than the mini. payments. Thank you for your time.

Member Payment Dependent Notes Series 379994

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
379994	$5,000	$5,000	18.84%	1.00%	February 22, 2009	March 5, 2012	March 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 379994. Member loan 379994 was requested on February 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$7,333 / month
Current employer:	Novavision, Inc	Debt-to-income ratio:	4.57%
Length of employment:	10 months	Location:	West Palm Beach, FL

Home town:	Havana
Current & past employers:	Novavision, Inc, CreditMax, LLC
Education:	University of Havana, Cuba

This borrower member posted the following loan description, which has not been verified:

Hi lenders, We are requesting a loan for paying off the tuition of the summer semester for Dentistry. My wife was already accepted by the University of Minnesota to complete the last two years of Dental School. She was told she has to pay in full the summer tuition (around $20 000) before starting (April 7th) and after she already start the course, the financial aid will reimburse that money to her. We are running over our savings because we currently live in Florida, so we have to move up there. I'm a software Engineer, with a decent salary, so I'm pretty confident on paying off this loan even if the financial aid does not reimburse the total amount (which they told us they will). Anyway, thank you for you help, Jesus Diaz and Mildred Collazo

A credit bureau reported the following information about this borrower member on February 19, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2007	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,897.00	Public Records On File:	0
Revolving Line Utilization:	29.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you verify your income to lending club? This would really speed up the funding process.	Sure I can. I could send them a copy of my latest Tax report, but I'm kind of new with the lending club and I don't know if that's the right/legal way to do it. I'll get in touch with them to see how do they prefer me to confirm my income. Thank you very much in taking the time to consider my loan application.
You say in your narrative that you'll have to move to Minnesota. How will that affect your employment?	I'm planning to move to Minnesota but only after any of this two events: 1) I get a job up there or, 2) My wife get the reimbursement from the financial aid for the summer class. I'm already applying for jobs there, and it seems there is a lot of opportunities for Software Engineers in the Twin-Cities area. Nevertheless, I would not go there without having a permanent position offer.

Member Payment Dependent Notes Series 379995

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
379995	$5,000	$5,000	7.68%	1.00%	February 24, 2009	March 5, 2012	March 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 379995. Member loan 379995 was requested on February 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,417 / month
Current employer:	Apple	Debt-to-income ratio:	1.07%
Length of employment:	1 year 11 months	Location:	San Francisco, CA

Home town:	Charles City
Current & past employers:	Apple
Education:	Macalester College, Nihon University

This borrower member posted the following loan description, which has not been verified:

I'm actually already a LendingClub lender, but have had more expenses than I planned for this year; ie. over $10k in home improvement costs. And now taxes are coming. Unfortunately, I owe. I usually pay off my credit cards, but these ongoing costs have made that difficult. I'd rather pay LendingClub rates than the 14 - 22% I'm paying now.

A credit bureau reported the following information about this borrower member on February 19, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,333.00	Public Records On File:	0
Revolving Line Utilization:	17.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1. What do you do for Apple? 2. Have you sent in the necessary paperwork to indicate verification of salary? 3. What is your education in? Thanks	I don't want to go too into what I do, but I work in Design. I have a Master's degree in Film, and I checked the 'OK to verify' checkbox on salary. I'll check to see if there are any more steps required. Thanks!

Member Payment Dependent Notes Series 380014

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
380014	$5,000	$5,000	13.79%	1.00%	February 25, 2009	March 5, 2012	March 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 380014. Member loan 380014 was requested on February 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$7,083 / month
Current employer:	Whiting Turner Contracting Company	Debt-to-income ratio:	0.42%
Length of employment:	1 year	Location:	oyster bay, NY

Home town:	Manhasset
Current & past employers:	Whiting Turner Contracting Company, Walt Disney Co.
Education:	Catholic University of America

This borrower member posted the following loan description, which has not been verified:

I need a 10k loan for Charter Financial Analysts Test (CFA Exam). There is an upfront fee plus the test prep class I need to take, and books are expensive. I just graduated with my civil engineering degree in May and have been working with a construction management firm since. I currently do not have any student loans, car payments or housing payments (I live with my parents). I make 85k a year between my salary and I work on the weekends at an Italian Rest. I definitely have the financial standing to pay back the loan in full and on time.

A credit bureau reported the following information about this borrower member on February 19, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2006	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$890.00	Public Records On File:	0
Revolving Line Utilization:	6.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - As a fellow engineer I am wondering why you are pursuing a CFA? And a few tough questions too - How busy is the construction management company and you say you are looking for $10K but the listing is at $5K? Why the difference? Best of luck; Art	Art, I realized a little too late in college that I would like to go to work on Wall Street, working with derivatives and quantitative analysis. I'm sure you can tell by the economy that there isn't much construction going on anywhere. Thank god, I'm in a secure company that has consistent work, but there definitely isn't an abudance of work. As far as the 10k, thats what I originally asked for, then I found additional funds through Chase Bank. I was looking for the remaining funds still through Lending Tree. I honestly, just didn't go back to change the title. Hope this helps.
Your DTI and credit balance and utilization are in excellent position for a solid financial future. At your income level, it would not take long to save for the test. Why go into debt?	The test is schedule for June 6th. So I have to be able to pay registration fees upfront, book fees, and register for review classes. I definitely feel like I will be able to pay this off easily because of the reason that you stated, but I would need this cash pretty soon, as opposed to waiting til I saved up enough. I also think this is a better option for my credit than just putting this on my credit card. I hope this helps. Let me know if you have any other questions.

Member Payment Dependent Notes Series 380046

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
380046	$9,000	$9,000	8.00%	1.00%	February 22, 2009	March 5, 2012	March 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 380046. Member loan 380046 was requested on February 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,320 / month
Current employer:	David H Lightkep	Debt-to-income ratio:	8.40%
Length of employment:	9 years	Location:	Warrington, PA

Home town:	Trenton
Current & past employers:	David H Lightkep
Education:

This borrower member posted the following loan description, which has not been verified:

To purchase a Kubota B7300 with loader

A credit bureau reported the following information about this borrower member on February 19, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,475.00	Public Records On File:	0
Revolving Line Utilization:	12.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1. Please tell us what you do for David H Lightkep. 2. You earliest credit line is 1998 yet you've been employed for 18 years. Is there a reason you didn't open a credit line 18+ years ago? 3. Will you or have you sent verification of income to LendingClub so they can verify to us that you have the level of salary? Thanks	I am a mechanic at David H. Lightkep Inc. We are a lawn equipment repair shop. I looked at my employment history on here and am not sure where 18yrs came from I was hired with Lightkep Inc. in March of 2000 9years would be correct. I will submit a verification of income and will correct the current employment time. Thank you
What type of work are you in? What would the tractor be used for?	I am a mechanic for a equipment shop. The tractor would be used for personal use at my house
Is all of your gross current income from your current employer? If not, how much is from this current employer and where do you get your other income? Please itemize.	Yes, gross income is from current employer.

Member Payment Dependent Notes Series 380075

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
380075	$1,500	$1,500	12.84%	1.00%	February 24, 2009	March 5, 2012	March 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 380075. Member loan 380075 was requested on February 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	Verizon Business	Debt-to-income ratio:	17.32%
Length of employment:	1 year 10 months	Location:	Colorado Springs, CO

Home town:	San Diego
Current & past employers:	Verizon Business
Education:	Park University, University of Southern California (USC)

This borrower member posted the following loan description, which has not been verified:

My wife is a successful real estate agent who is starting to get very busy and will soon have to start referring out new clients to other real estate agents, because she has many clients she is currently working with. It appears that this trend will continue for the foreseeable future. Right now I help her as much as I can but I am limited in what I can do because I am not a real estate agent. We decided that it would be better if I were to get my real estate license so that we could work as a team. The loan will cover the cost of the school, supplies and the real estate test itself. By funding this loan you will be helping us achieve this important goal.

A credit bureau reported the following information about this borrower member on February 19, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1989	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	40	Months Since Last Delinquency:	63
Revolving Credit Balance:	$27,248.00	Public Records On File:	0
Revolving Line Utilization:	79.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1. Do you plan to keep your job with Verizon even after you get your license? 2. With both of you working, why is your revolving debt so high?	1. Yes I plan on working full time after I get my license. 2. We got behind and are working as hard as we can to get caught up. This is why I'm getting the real estate licence so that we can bring in more money to get the credit cards paid off.

Member Payment Dependent Notes Series 380076

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
380076	$2,400	$2,400	12.53%	1.00%	February 25, 2009	March 5, 2012	March 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 380076. Member loan 380076 was requested on February 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,833 / month
Current employer:	Brinker International	Debt-to-income ratio:	23.73%
Length of employment:	6 years	Location:	WILDOMAR, CA

Home town:	Huntington Beach
Current & past employers:	Brinker International, Godfathers pizza
Education:	Santa Barbra City College

This borrower member posted the following loan description, which has not been verified:

2400 loan needed, will do minimum payments of 250 a month.

A credit bureau reported the following information about this borrower member on February 19, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2004	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,228.00	Public Records On File:	0
Revolving Line Utilization:	38.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the loan for?	It is to help move into a home, for a security deposit and help with first months. California is pretty darn expensive!! My revolving debt is now no more than 1200 dollars because I had paid most of it off last month to help save money to move into a home. But now my boyfriend, son, and I are having to rush and move out to go somewhere else and don't have the money up front.

Member Payment Dependent Notes Series 380104

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
380104	$7,000	$7,000	11.89%	1.00%	February 25, 2009	March 7, 2012	March 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 380104. Member loan 380104 was requested on February 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,506 / month
Current employer:	ALABAMA JACK CO INC	Debt-to-income ratio:	17.95%
Length of employment:	32 years	Location:	VINCENT, AL

Home town:	Carson City
Current & past employers:	ALABAMA JACK CO INC, UNITED STATES ARMY
Education:	Central Alabama Community College

This borrower member posted the following loan description, which has not been verified:

PAY OFF HOME MORTGAGE AND REDUCE MONTHLY PAYMENT.

A credit bureau reported the following information about this borrower member on February 21, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1995	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,968.00	Public Records On File:	0
Revolving Line Utilization:	28.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Wow! Congratulations on being so close to paying off your mortgage? 1. What is the balance left on your mortgage? 2. What are your monthly mortgage payments? 3. Why wouldn't you just keep making the monthly payments on the mortgage, probably at a lower interest rate and very little interest left to be paid on it each month? 4. What do you do for Alabama Jack Co? 5. What is the approx $15,000 in revolving credit for? Thank you for providing this added information.	1. The balance of the mortgage is approx 6800.00. 2. My payment to EMC mortgage is 421.xx per month at 12.x%. The original mortgage was held by the lender but I got a home improvement loan in the mid 1990s. I am willing to trade the 421 mortgage for a 213 loan at cost of approx 1800.00. 3. At Alabama Jack, I quote and sell hydraulic repairs (cylinders, pumps, etc) as well as pneumatic and electrical tools. I am also the "purchasing agent" for the company. 4. If I receive a 15,000 revolving credit line then perhaps when the balance is paid down then it would be used for home improvement. However, I don't anticipate using more that 6800 (of the 7000) at this time.
Thanks for this information. Per the $15,000 revolving credit, I meant to ask about the $14,968.00 that shows in your credit history here. Do you have balances on credit cards that would be this amount? Thanks	This was an 8.99% Chase credit card that I used to write a check against to purchase my wife a van and to replace the septic system of our home.
Hi, Are you current with your Chase payments and are you paying more than the minimum payment (and if so, how much more and how long will it take you to eliminate that debt)?	I'm glad you asked. Being new to this system I didn't understand the full scope of the previous question concerning the $14xxx.xx. The Chase Balance is approx $7000 and I have an account with the Army/Air Force Exchange (PX) for household goods (owe approx 4000). I also have a Barclay Bank account (Credit Card) that I use to pay most of my bills (for the 1-3% rebate amounting to an average of 40.00 per month) to include utilities and groceries, etc. I NEVER pay just the minimum balance but use financial calculators to complete payoffs in 3 years by auto deduction from my checking account. The Barclay Bank credit card I pay off each month, but because I use it to pay my bills each month it will always show a balance owed. I have scheduled over $2000.00 in payments to the Barclay bank credit card spread over the first couple weeks of March to cover February. If this is confusing, feel free to ask further. Thanks for the opportunity to respond.

Member Payment Dependent Notes Series 380222

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
380222	$6,000	$6,000	12.21%	1.00%	February 25, 2009	March 10, 2012	March 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 380222. Member loan 380222 was requested on February 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$1,750 / month
Current employer:	Daniel Ripley Catering	Debt-to-income ratio:	11.77%
Length of employment:	5 years	Location:	Mill Valley, CA

Home town:	Crosby, England
Current & past employers:	Daniel Ripley Catering
Education:

This borrower member posted the following loan description, which has not been verified:

Thank you for considering this alternative approach to investing. I hope this will benefit some individual, and it would be an enormous help to me. I have just paid off a low interest $15,000 car loan, over five years. That was about the amount due for my Toyota Corolla. My remaining debt of $12,000 for credit cards has been taking a long time to pay off, as it is at a much higher interest rate. I would sincerely like to pay it off, and do so at a fair rate of interest I am requesting help -- a loan for $6,000 -- in order to pay off my higher rate credit cards. I am a responsible, healthy, dependable, young woman, who lives on a relatively low budget, and will pay off this loan. Thank you.

A credit bureau reported the following information about this borrower member on February 24, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1967	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,680.00	Public Records On File:	1
Revolving Line Utilization:	24.60%	Months Since Last Record:	117
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 380274

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
380274	$6,000	$6,000	9.63%	1.00%	February 22, 2009	March 9, 2012	March 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 380274. Member loan 380274 was requested on February 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,500 / month
Current employer:	national renewable energy laboratory	Debt-to-income ratio:	7.29%
Length of employment:	1 year	Location:	golden, CO

Home town:	grande synthe
Current & past employers:	national renewable energy laboratory, The scripps research institute (La jolla CA), The University of Texas at Austin
Education:	The University of Texas at Austin (Ph.D)

This borrower member posted the following loan description, which has not been verified:

I would like to get rid of all my credit cards and pay a fixed amount each month. I now have a comfortable position as a research scientist and I am ready to pay the debts I accumulated while I was a graduate student.

A credit bureau reported the following information about this borrower member on February 21, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2001	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,646.00	Public Records On File:	0
Revolving Line Utilization:	33.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your current interest rate and minimum payment on the credit card(s) you'll be paying off?	The APR is a fixed 12.9 and the minimum payment is about 120. I am just done with credit cards, I'd rather pay a fixed amount for a loan every month. Thanks for your interest.
Are you planning on sending information to Lending Club to verify your Gross Income?	They approved my application yesterday. I can send my last pay stub if they need it but they probably have checked my income already.
They won't indicate to us that they have verified your income unless you send in the pay stub, etc. You are paying off $6,000 of debt with this loan. Your revolving credit shows a balance of $11,000+. What type of debt is the other $5,000+? Thank you	I have another card with a really low APR that I am paying off right now. My tax refund will take care off 2000, 1500 was for travel (work) and will be reimbursed soon so I am left with 2500. I can easily pay both with my current income. Thank you for your question.

Member Payment Dependent Notes Series 380313

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
380313	$16,800	$16,800	13.47%	1.00%	February 24, 2009	March 7, 2012	March 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 380313. Member loan 380313 was requested on February 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	Department of Defense (DOD)	Debt-to-income ratio:	13.63%
Length of employment:	5 years	Location:	Clinton Township, MI

Home town:	Mount Clemens
Current & past employers:	Department of Defense (DOD)
Education:	Aquinas College

This borrower member posted the following loan description, which has not been verified:

My loan is to pay off a line of credit that is at a rate of 25%. The company has my rate so high that my minimum payment is almost equal to my monthly finance charge. I have paid this account on time for 2+ years and the balance just will not decrease. It would be a great relief to pay off this debt. Any help will be greatly appreciated. Thank you

A credit bureau reported the following information about this borrower member on February 21, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1991	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	33	Months Since Last Delinquency:	21
Revolving Credit Balance:	$15,646.00	Public Records On File:	0
Revolving Line Utilization:	81.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please explain the delinquency 21 months ago.	My credit report shows a late payment in May 2007. I have obtained detailed transactions from the mortgage company and it does not show a late payment in May 2007. I submitted a dispute to the credit bureau via mail on February 16, 2009. I hope to have the late payment removed within the next 30 days.

Member Payment Dependent Notes Series 380509

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
380509	$7,200	$7,200	15.05%	1.00%	February 24, 2009	March 9, 2012	March 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 380509. Member loan 380509 was requested on February 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$6,250 / month
Current employer:	Reboot Networks	Debt-to-income ratio:	8.00%
Length of employment:	4 years 6 months	Location:	Somerville, MA

Home town:	Somerville
Current & past employers:	Reboot Networks, Kayne Anderson Rudnick, Allaire Corporation
Education:	Hofstra University

This borrower member posted the following loan description, which has not been verified:

I would like to clean up my finances by consolidating all my credit debt under one fixed-rate loan. This will help my get out of debt sooner by allowing me to pay more each month because of the lower APR. I am gainfully employed and singularly motivated to get myself out of debt within two years.

A credit bureau reported the following information about this borrower member on February 23, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	11	Months Since Last Delinquency:	18
Revolving Credit Balance:	$17,321.00	Public Records On File:	0
Revolving Line Utilization:	87.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 380572

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
380572	$12,000	$12,000	9.63%	1.00%	February 22, 2009	March 9, 2012	March 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 380572. Member loan 380572 was requested on February 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,583 / month
Current employer:	village home improvements inc	Debt-to-income ratio:	22.02%
Length of employment:	4 years 5 months	Location:	astoria, NY

Home town:	nagykanizsa
Current & past employers:	village home improvements inc, bill' better homes
Education:

This borrower member posted the following loan description, which has not been verified:

I would like to pay of my credit cards, and make only one reasonable monthly payment around $500. I have a steady job with 38-43000 income.

A credit bureau reported the following information about this borrower member on February 6, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,486.00	Public Records On File:	0
Revolving Line Utilization:	26.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - What are the rates of the cards you want to pay off? Best of luck; Art	The rates are 14.99 and 16.99%. Thank you! Gabor
What is the breakdown of your monthly expenses?	22% for rent ;5% utilities; 25% food and other expenses ; 30% paying credit cards, the rest goes to savings! Thanks: Gabor
Why was this loan relisted? Was there a problem with the first listing? What do you do for Village Home Improvements? Thanks	The loan was relisted because I didn't send my income verification in time ( nobody asked me to! ).. but recently I faxed it over to Eric, so everything is fine now. I work at V.H.I. as a foreman, and I owe 50% of the company which made $ 380000 profit last year! Thanks! Gabor

Member Payment Dependent Notes Series 380629

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
380629	$5,000	$5,000	9.32%	1.00%	February 25, 2009	March 9, 2012	March 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 380629. Member loan 380629 was requested on February 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,667 / month
Current employer:	State of Arizona	Debt-to-income ratio:	1.13%
Length of employment:	7 months	Location:	Scottsdale, AZ

Home town:	Phoenix
Current & past employers:	State of Arizona
Education:	Paradise Valley Community College

This borrower member posted the following loan description, which has not been verified:

LENDING CLUB VS. STOCKS? I?d like to secure a loan for part of the down payment on my first home purchase. Recent economic events have resulted in a ?buzzcut? for my savings/brokerage account. I?m trying to avoid liquidating securities that are currently 35% plus in the red. While I don?t expect these stocks to return to value overnight, I do expect them to reach closer to baseline in the next couple of years. I?d prefer to keep the savings/securities and not take the large loss and/or pay fees in order to make the down payment. SMART CHOICE - MITIGATING LOSS I have secured private financing and have an accepted offer on a bank-owned condo. I would like to make the down payment without liquidating battered stocks. FIRST TIME BUYER TAX CREDIT? Please note?I am entitled to the ?first time buyer tax credit.? I will place the tax credit in an interest bearing checking account and use it to pay off the LendingClub loan each month. I will do this because, while according to myfico I have a ?good to excellent? credit score, I have a relatively ?thin? credit file as a result of my history of paying for everything in cash. INVESTING IN MY FUTURE? Within the last couple of years, while researching the home buying process, I realized the importance of having an established diversified credit history. As a result, during this period, I opened a couple of credit cards and recently established relationships with credit unions. As I?m lacking tangible ?installment? loan history?this loan will result in a more attractive credit portfolio for future potential lenders and allow me to keep my rainy-day savings in my brokerage account. SAVING MONEY? With the purchase of this home, my mortgage payments will be significantly less than my current rent and comparable rents for the area. The condo is much closer to work and public transportation is easily accessible. Money for auto maintenance, cost of vehicle wear and tear, fuel costs, insurance cost, and most importantly?time will be saved with this purchase. ?FREE? RENT? My current rental payment track history obviously shows I?ll be able to more than meet my future mortgage obligation. However, after the home purchase, I will find a roommate to rent a bedroom. A roommate is not a necessity?but the idea is a roommate will allow me to save and invest an additional $450 a month. The rent/utilities the roommate pays will almost completely satisfy my mortgage, tax, insurance, and HOA obligation. My living expenses will be close to zero. SAFE BET? I have a secure job that pays a decent wage and pays my medical, dental, disability/life insurance, etc. As a result of my father?s advice to always pay cash, my DTI is very low. While I know my father would advise against this, I believe this loan will save me a significant amount of money in the long run.

A credit bureau reported the following information about this borrower member on February 23, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$833.00	Public Records On File:	0
Revolving Line Utilization:	8.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You've got a well thought out plan. Good luck on its implementation and success.	Thank you.
what is your approximate assets in brokerage	50% of my savings invested in securities. I'm young and, as retirement is some time away, I've been moderately aggressive in my investment strategy. Obviously, with recent events/volatility, I'm making some adjustments. This deal will will free up some income for savings and other investments. I'm taking a more serious look at investing in other areas. LendingClub seems like an attractive choice. Thanks for your trust and hard earned money.
Nice write up..wish more would do the same...good luck to you.	Thank you. I think it is important to give you the details I'd want before I'd lend my own money and I wanted to show you why this make sense for both of us.

Member Payment Dependent Notes Series 380679

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
380679	$14,400	$14,400	9.63%	1.00%	February 25, 2009	March 10, 2012	March 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 380679. Member loan 380679 was requested on February 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,333 / month
Current employer:	united states postal service	Debt-to-income ratio:	16.78%
Length of employment:	20 years	Location:	parma, OH

Home town:	PARMA
Current & past employers:	united states postal service
Education:	Cuyahoga Community College District

This borrower member posted the following loan description, which has not been verified:

consolidate credit cards

A credit bureau reported the following information about this borrower member on February 24, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1996	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,160.00	Public Records On File:	0
Revolving Line Utilization:	14.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please tell us what the balance, interest rates, and current minimum payments are on your credit cards. Can you also fax in verification of employment and salary to LendingClub? Thank you	1. Chase Amazon...4359 balance...88 a mnth... 13% 2. Discover...3300 balance...75 a mnth...13.99% 3. Chase General...2175 balance...43 a mnth....8.99% 4.Charter One Mastercard....725 balance 15 a month...10.74% 5. HSBC Mastercard...1693 Balance 14 a mnth...20.49% 6. Chase Circuit City...1848 Balance 20 a mnth...17.99% would be happy to fax employment verification...do i just call them???
Thanks for the information. I believe you just call their customer service for help in verifying employment. Also, why get a loan with a monthly payment of $462 per month when your monthly minimums total only $255? Your Chase General rate is only 8.99%, why put that into a loan with a higher rate? Thanks	well i just wanted to pay one lump sum and have the credit cards payed off. if i pay the min of 255 it would take me alot longer than 3 years to pay them off.
Thanks for clarifying. I'll watch for the indication that your income has been verified. You've got the right idea, good luck!	No Problem..i am Faxing my Work and Income soon as i send this messege!..Thank You

Member Payment Dependent Notes Series 380808

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
380808	$5,000	$5,000	12.53%	1.00%	February 25, 2009	March 10, 2012	March 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 380808. Member loan 380808 was requested on February 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,521 / month
Current employer:	JP Morgan Chase	Debt-to-income ratio:	16.55%
Length of employment:	36 years	Location:	Cedar Grove, NJ

Home town:
Current & past employers:	JP Morgan Chase
Education:

This borrower member posted the following loan description, which has not been verified:

close out credit card and pay off at lower rate

A credit bureau reported the following information about this borrower member on February 24, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1986	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,345.00	Public Records On File:	0
Revolving Line Utilization:	93.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1. What do you do at Chase? 2. Why can't you get a loan from your employer?	I am an ATM Field Manager....cover the branches in the tri state...ATM support, training, special projects, etc. I didn't even TRY to get a loan in house as the rates are too high, even for employees.

Member Payment Dependent Notes Series 380920

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
380920	$1,800	$1,800	14.11%	1.00%	February 22, 2009	March 11, 2012	March 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 380920. Member loan 380920 was requested on February 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Self Employed - Relate Counseling	Debt-to-income ratio:	15.68%
Length of employment:	5 years	Location:	Denver, CO

Home town:	Fostoria
Current & past employers:	Self Employed - Relate Counseling, Center for Self Leadership
Education:	Regis University, Columbia College Chicago

This borrower member posted the following loan description, which has not been verified:

I am a psychotherapist in private practice. My full time business has grown steadily over the past 2.5 years. (I have been in business a total of 5 years, 2.5 years part time.) My client load has been consistent with some drop in numbers around the holidays in December of 2008. Things appear to be picking up again, despite the economy. I consider myself a successful business person and am quite good at marketing for new clients. Compared to most other therapists starting out in private practice, I have managed to grow my business relatively quickly. My loan request is for a business expense. I am currently collecting my post graduate hours towards licensure. I currently see my supervisor every other week. With this loan, I could see her weekly. The more I see her the faster I will get licensed. Once licensed, I would be eligible to accept insurance from clients or at least petition to insurance companies to get registered on the insurance boards. This move will be one more thing to secure multiple income streams and guarantee my continued success. Please consider funding this loan. Thank you.

A credit bureau reported the following information about this borrower member on February 25, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1990	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	62	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,826.00	Public Records On File:	0
Revolving Line Utilization:	92.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 380986

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
380986	$2,000	$2,000	15.37%	1.00%	February 25, 2009	March 11, 2012	March 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 380986. Member loan 380986 was requested on February 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,833 / month
Current employer:	Regent University	Debt-to-income ratio:	3.22%
Length of employment:	5 years	Location:	Virginia beach, VA

Home town:	Casper
Current & past employers:	Regent University, Home Depot, Life Ministries
Education:	Regent University

This borrower member posted the following loan description, which has not been verified:

I am trying to buy an Engagement ring for my girlfriend, and having a loan would be a big help.

A credit bureau reported the following information about this borrower member on February 25, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2006	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,503.00	Public Records On File:	0
Revolving Line Utilization:	27.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
can you fax a proof of your income/employment to lending club?	I would have no problem doing that, except that I do not know what number I should fax it to. I checked around on the website, and did not immediately find any info. Would you be able to point me in the right direction? I will not be able to do this before Monday
Please contact lending club at support@lendingclub.com and they will guide you through the income/employment verification process.	Cool. I will try and send the info in on Monday.

Member Payment Dependent Notes Series 380998

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
380998	$1,000	$1,000	7.68%	1.00%	February 25, 2009	March 12, 2012	March 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 380998. Member loan 380998 was requested on February 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$7,083 / month
Current employer:	The Motley Fool	Debt-to-income ratio:	2.82%
Length of employment:	7 months	Location:	Washington, DC

Home town:	Lima
Current & past employers:	The Motley Fool, Self-Employed (Benjamin Huber LLC), Everstream, Inc., Mozes Cleveland & Co., Columbus Public Libraries
Education:	Miami University-Oxford

This borrower member posted the following loan description, which has not been verified:

Looking to refinance credit card at a lower rate.

A credit bureau reported the following information about this borrower member on February 26, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1991	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,603.00	Public Records On File:	0
Revolving Line Utilization:	20.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 381068

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
381068	$3,000	$3,000	12.53%	1.00%	February 25, 2009	March 11, 2012	March 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 381068. Member loan 381068 was requested on February 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	IAC	Debt-to-income ratio:	17.80%
Length of employment:	2 years 2 months	Location:	Glendale, AZ

Home town:	Phoenix
Current & past employers:	IAC
Education:

This borrower member posted the following loan description, which has not been verified:

This loan would be used to help clean up some debt. About $900 would go towards the only credit card I have that stubbornly refuses to lower my interest rate. The rest of the money would be used to pay off medical expenses from late 2007. A combination of emergency medical problems and two years of meeting the deductible on my high deductible health plan have left my budget pretty tight. Paying off those debts completely and not getting monthly reminders of that event would be a huge weight off my shoulders. This loan would help me simplify, reduce stress, and actually get out of debt faster.

A credit bureau reported the following information about this borrower member on February 25, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	31
Revolving Credit Balance:	$1,568.00	Public Records On File:	0
Revolving Line Utilization:	44.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at IAC? Is if full-time?	It is full time. I do administration on insurance policies.
Hi, (1) Are you current with your debt payments? (2) Are you paying more than the minimums and, if so, how much? (3) Do you have a written & active monthly expense & savings cash flow plan (budget)? (4) Do you have at least a $500 emergency fund in a savings account so you don?t have to rely on credit cards to cover unexpected expenses? (5) Does your monthly budget include at least $25 per month in savings to replenish the emergency fund after you use the fund for unexpected expenses? Thanks!	1) All my credit card payments are current. You can't exactly call my medical debt current as they would have liked their money in full a few months ago, but seeing that it was an unexpected event I didn't have the funds available to pay it off. They get payments made twice a month. 2) I pay $130 more a month then the minimum across the five cards I am paying off. Even after this loan to completely wipe out one of those accounts I plan to pay the same monthly amount just spread across four cards. The money to pay for this loan is already budgeted for my medical expenses, which will be wiped out as well. 3) I use Microsoft Money and document every single penny in and out. 4) I currently have $600 in savings for emergencies, and I have only one credit card account open, which can only be used for medical expenses. 5) I use automatic transfers to put $100 a month into savings to use for unexpected expenses.

Member Payment Dependent Notes Series 381084

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
381084	$3,200	$3,200	12.21%	1.00%	February 25, 2009	March 11, 2012	March 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 381084. Member loan 381084 was requested on February 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,667 / month
Current employer:	Sports Authority	Debt-to-income ratio:	5.04%
Length of employment:	7 years 4 months	Location:	mesa, AZ

Home town:	Pottstown
Current & past employers:	Sports Authority
Education:	Pima Medical Institute at Mesa

This borrower member posted the following loan description, which has not been verified:

I'm trying to pay off high interest credit card bills.

A credit bureau reported the following information about this borrower member on February 25, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1994	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	45
Revolving Credit Balance:	$3,246.00	Public Records On File:	1
Revolving Line Utilization:	22.20%	Months Since Last Record:	88
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
$20,000/yr. is a struggle to live on. Is there someone else in your family that contributes to the household income? If so, how much do they contribute?	me and my sister live in the house. The house is paid off. the bills are split in half.
By chance, what would the record be?	record for?
rfm1515 probably meant the Public Record on your credit file.	I'm confused on this Public record thing?
What's your current position at SA? and how stable is that job?	I very stable. I do all the recalls and freght. I am also a teck for the store. String raquets, Drill bowling ball, Build and fix bikes. Bin there 7 years.
The public record??	Public record is a BK 8 years ago. Got hurt on the job and the the job would not help me in anyway. not be able to work for 2 months money ran out so i had to do a BK. But all bills are payed now and current.
What is the public record related to?	see last relpnse
Your profile says public record : 1. What is it for?	BK 8 years ago. Got hurt on the job and job did nothing for me. two months of not be able to work money ran out. Back on my feet now Just want to pay of high credit card interest.

Prospectus Supplement (Sales Report) No. 20 dated March 3, 2009